Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

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In re:Chapter 11

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INSYS THERAPEUTICS, INC., et al., :Case No. 19-11292 (KG)
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Debtors.1:Jointly Administered

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AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION
OF INSYS THERAPEUTICS, INC. AND ITS AFFILIATED DEBTORS2

WEIL, GOTSHAL & MANGES LLP

Gary T. Holtzer (admitted pro hac vice)

Ronit J. Berkovich (admitted pro hac vice)

Candace M. Arthur (admitted pro hac vice)

Brenda L. Funk (admitted pro hac vice)

Olga F. Peshko (admitted pro hac vice)

767 Fifth Avenue

New York, New York  10153

Telephone:  (212) 310-8000

Facsimile:  (212) 310-8007

Attorneys for the Debtors
and Debtors in Possession

RICHARDS, LAYTON & FINGER, P.A.

John H. Knight (No. 3848)

Paul N. Heath (No. 3704)

Zachary Shapiro (No. 5103)

One Rodney Square

920 N. King Street
Wilmington, Delaware 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701

Attorneys for the Debtors
and Debtors in Possession

Dated: November 14, 2019 Wilmington, Delaware

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are:  Insys Therapeutics, Inc. (7886); IC Operations, LLC (9659); Insys Development Company, Inc. (3020); Insys Manufacturing, LLC (0789); Insys Pharma, Inc. (9410); IPSC, LLC (6577); and IPT 355, LLC (0155).  The Debtors’ mailing address is 410 S. Benson Lane, Chandler, Arizona 85286.

[2]

While the Creditors’ Committee has agreed to the overall economic structure set forth herein, there are other key provisions, including releases, exculpation, and public dissemination of documents, to which the Creditors’ Committee has not yet agreed.

Table of Contents

ARTICLE I	DEFINITIONS AND INTERPRETATION.1
1.1	Definitions1
1.2	Interpretation; Application of Definitions; Rules of Construction21
1.3	Reference to Monetary Figures21
1.4	Controlling Document21
ARTICLE II	ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS.22
2.1	Administrative Expense Claims Bar Date22
2.2	Allowance of Administrative Expense Claims22
2.3	Payment of Allowed Administrative Expense Claims22
2.4	Treatment of Professional Fee Claims22
2.5	Treatment of Priority Tax Claims24
ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS.24
3.1	Classification in General24
3.2	Summary of Classification of Claims and Interests24
3.3	Voting Classes; Presumed Acceptance by Non-Voting Classes25
3.4	Voting; Presumptions; Solicitation25
(a)	Acceptance by Certain Impaired Classes25
(b)	Deemed Acceptance by Unimpaired Classes25
(c)	Deemed Rejection by Certain Impaired Classes25
(d)	Individual Creditor Voting Rights25
3.5	Cramdown25
3.6	No Waiver26
ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS.26
4.1	Secured Claims (Class 1)26
4.2	Other Priority Claims (Class 2)26
4.3	Convenience Class Claims (Class 3)26
4.4	Trade and Other Unsecured Claims (Class 4)27
4.5	Insurance Related Claims (Class 5)27
4.6	Hospital Claims and NAS Monitoring Claims (Class 6)27
4.7	DOJ Claims (Class 7)28
4.8	SMT Group Claims (Class 8)28

4.9	Personal Injury Claims (Class 9)29
4.10	510(a)/(b) Subordinated Claims (Class 10)29
4.11	510(c) Subordinated Claims (Class 11)30
4.12	Intercompany Claims (Class 12)30
4.13	Equity Interests (Class 13)30
4.14	Debtors’ Rights with Respect to Unimpaired Claims31
ARTICLE V	MEANS FOR IMPLEMENTATION.31
5.1	Plan Settlement31
5.2	Substantive Consolidation of the Debtors32
5.3	Administration of Class Claims32
(a)	Insurance Ratepayer Class Claims32
(b)	Third Party Payor Claims33
(c)	Hospital Class Claim33
(d)	NAS Monitoring Class Claim34
5.4	Vesting of Assets34
5.5	Cancellation of Notes, Interests, Instruments, Certificates, and Other Documents34
5.6	Liquidating Trustee35
(a)	Appointment and Role of Liquidating Trustee35
(b)	Liquidating Trustee’s Tax Power for Debtors35
(c)	Retention of Professionals by Liquidating Trustee35
(d)	Exculpation of Liquidating Trustee36
(e)	TUC Class Amount Final Determination36
5.7	Insys Liquidation Trust36
(a)	Establishment of Insys Liquidation Trust36
(b)	Issuance of Parent Equity Interest to Insys Liquidation Trust36
(c)	Purpose of Insys Liquidation Trust36
(d)	Transfer of ILT Assets to Insys Liquidation Trust37
(e)	Insurance Rights Transfer37
(f)	Funding of ILT Operating Reserve38
(g)	ILT Operating Expenses38
(h)	Administrative Obligations and Assumption of Liabilities38

(i)	ILT Claims Arbiter39
(j)	ILT Board39
(k)	Periodic Reporting40
(l)	Institution and Maintenance of Legal and Other Proceedings40
(m)	Dissolution40
(n)	U.S. Federal Income Tax Treatment of Insys Liquidation Trust40
(o)	Expedited Determination of Taxes42
(p)	Exculpation of ILT Claims Arbiter and ILT Board42
5.8	Victims Restitution Trust42
(a)	Establishment of Victims Restitution Trust42
(b)	Purpose of Victims Restitution Trust42
(c)	Products Liability Insurance Rights Transfer42
(d)	Funding of VRT Operating Reserve43
(e)	VRT Operating Expenses44
(f)	Administrative Obligations and Assumption of Liabilities44
(g)	Appointment of VRT Claims Administrator44
(h)	Role of VRT Claims Administrator44
(i)	Payment of Claims45
(j)	Appointment of VRT Insurance Negotiator45
(k)	Role of VRT Insurance Negotiator45
(l)	VRT Board45
(m)	Retention of Professionals by VRT Claims Administrator and VRT Insurance Negotiator46
(n)	Periodic Reporting46
(o)	Institution and Maintenance of Legal and Other Proceedings46
(p)	Dissolution46
(q)	U.S. Federal Income Tax Treatment of Victims Restitution Trust47
(r)	Expedited Determination of Taxes47
(s)	Exculpation of VRT Claims Administrator, VRT Insurance Negotiator, and VRT Board47

5.9	Non-Transferability of Trust Interests47
5.10	Insurance Neutrality48
5.11	Indemnification of Liquidating Trustee48
5.12	Cooperation; Privilege; Transfer of Books and Records48
5.13	Releases of Liabilities to Holders of Claims50
5.14	Available Cash50
(a)	Available Cash on Effective Date50
(b)	Available Cash after Effective Date50
5.15	Surplus Reserved Cash50
(a)	Surplus Reserved Cash from Priority Reserve50
(b)	Surplus Reserved Cash from Trust Operating Reserves51
5.16	Charters; By-Laws51
5.17	Merger; Dissolution; Consolidation51
5.18	Closing of Chapter 11 Cases51
5.19	Equitable Subordination under Bankruptcy Code 510(c)52
ARTICLE VI	DISTRIBUTIONS.52
6.1	Distributions Generally52
6.2	Distributions on the Effective Date or as Soon as Reasonably Practicable Thereafter52
6.3	Periodic Distributions from Recovery Funds to Holders of Allowed Claims52
6.4	Periodic Distributions to Disputed Claims Reserves53
6.5	Periodic Distributions from Disputed Claims Reserves53
6.6	Date of Distributions54
6.7	Disbursing Agent54
6.8	Rights and Powers of Disbursing Agent54
6.9	Expenses of Disbursing Agent54
6.10	Delivery of Distributions55
6.11	Undeliverable and Unclaimed Distributions55
6.12	Distribution Record Date55
6.13	Manner of Payment under Plan55
6.14	Minimum Cash Distributions55
6.15	Setoffs and Recoupment56

6.16	Distributions after Effective Date56
6.17	Interest and Penalties on Claims56
6.18	Allocation of Distributions between Principal and Interest56
6.19	No Distribution in Excess of Amount of Allowed Claim56
6.20	Satisfaction of Claims56
6.21	Withholding and Reporting Requirements57
(a)	Withholding Rights57
(b)	Forms57
(c)	Obligation57
ARTICLE VII	PROCEDURES FOR DISPUTED CLAIMS.58
7.1	Claim Objections58
7.2	No Distribution Pending Allowance58
7.3	Estimation of Claims58
7.4	Distribution after Allowance58
7.5	Resolution of Claims59
7.6	Property Held in Disputed Claims Reserves59
7.7	Claims Resolution Procedures Cumulative59
7.8	No Postpetition Interest59
7.9	DOJ Restitution Claim60
ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.60
8.1	Assumption and Rejection of Executory Contracts and Unexpired Leases60
8.2	Determination of Cure Disputes and Deemed Consent61
8.3	Payments Related to Assumption of Contracts and Leases62
8.4	Rejection Claims62
8.5	Survival of Debtors’ Indemnification Obligations62
8.6	Compensation and Benefit Plans63
8.7	Insurance Policies63
8.8	Reservation of Rights63
ARTICLE IX	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE.64
9.1	Conditions Precedent to Confirmation64

9.2	Conditions Precedent to Effective Date64
9.3	Waiver of Conditions Precedent65
ARTICLE X	EFFECT OF CONFIRMATION.65
10.1	Binding Effect65
10.2	Pre-Confirmation Injunctions and Stays65
10.3	Injunction against Interference with Plan66
10.4	Plan Injunction66
10.5	Releases67
(a)	Releases by Debtors67
(b)	Releases by Holders of Claims and Interests68
10.6	Exculpation69
10.7	Injunction Related to Releases and Exculpation70
10.8	Subordinated Claims70
10.9	Preservation of Causes of Action and Reservation of Rights70
10.10	Ipso Facto and Similar Provisions Ineffective71
10.11	No Successor Liability71
ARTICLE XI	RETENTION OF JURISDICTION.71
11.1	Retention of Jurisdiction71
ARTICLE XII	MISCELLANEOUS PROVISIONS.73
12.1	Exemption from Certain Transfer Taxes73
12.2	Dates of Actions to Implement Plan74
12.3	Amendments74
(a)	Plan Modifications74
(b)	Certain Technical Amendments74
12.4	Revocation or Withdrawal of Plan74
12.5	Payment of Statutory Fees74
12.6	Severability75
12.7	Governing Law75
12.8	Immediate Binding Effect75
12.9	Successors and Assigns75
12.10	Entire Agreement76
12.11	Computing Time76

12.12	Exhibits to Plan76
12.13	Notices76
12.14	Dissolution of the Creditors’ Committee77
12.15	Reservation of Rights78

Each of Insys Therapeutics, Inc.; IC Operations, LLC; Insys Development Company, Inc.; Insys Manufacturing, LLC; Insys Pharma, Inc.; IPSC, LLC; and IPT 355, LLC (each, a “Debtor” and collectively, the “Debtors”) proposes the following amended joint chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in Section 1.1 below.

ARTICLE I	DEFINITIONS AND INTERPRETATION.

1.1Definitions.

The following terms shall have the respective meanings specified below:

510(a)/(b) Subordinated Claim means any Claim against the Debtors that is subject to subordination either (i) by agreement, pursuant to section 510(a) of the Bankruptcy Code or (ii) as a Claim for damages arising from the purchase or sale of a security of a Debtor, pursuant to section 510(b) of the Bankruptcy Code.

510(c) Subordinated Claim means any Claim against the Debtors that is subject to equitable subordination pursuant to section 510(c) of the Bankruptcy Code.  Any Claim that satisfies the definition of a 510(c) Subordinated Claim will be classified as such, and not in any other Class of Claims.

Administrative Expense Claim means any Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the Debtors’ business, (ii) Professional Fee Claims, (iii) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, (iv) all Allowed Claims that are to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2) of the Bankruptcy Code, and (v) Cure Claims.

Administrative Expense Claims Bar Date means the applicable deadline for filing requests for payment of Administrative Expense Claims and shall be (i) October 24, 2019 at 5:00 p.m. (Prevailing Pacific Time) with respect to Claims arising after the Petition Date through and including September 9, 2019 (other than Professional Fee Claims and Administrative Expense Claims arising in the ordinary course of business after the Petition Date), as provided in the Bar Date Order, and (ii) the date that is sixty (60) days after the Effective Date with respect to (a) Claims arising after September 9, 2019 through and including the Effective Date and (b) Professional Fee Claims and Administrative Expense Claims arising in the ordinary course of business after the Petition Date, unless otherwise ordered by the Bankruptcy Court.

Allowed means, with respect to any Claim against or Interest in a Debtor, any Claim or Interest (i) the amount of which has been agreed between, as applicable, the Debtors, the Liquidating Debtors, the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator, (ii) that has been determined by Final Order of a court of competent jurisdiction, which may include the Bankruptcy Court, (iii) that is compromised, settled, or otherwise resolved after the Effective Date pursuant to the authority of the Debtors, the Liquidating Debtors, the

Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator, as applicable, (iv) that is listed in the Schedules as liquidated, non-contingent, and undisputed, (v) arising on or before the Effective Date as to which no objection to allowance has been interposed within the time period set forth in the Plan, and (vi) that is expressly allowed hereunder; provided, however, that the Liquidating Debtors and the Liquidating Trustee shall retain all Claims and defenses with respect to Allowed Claims that are reinstated or otherwise Unimpaired pursuant to this Plan.

Allowed DOJ Civil Claim means the DOJ’s Allowed Claim for restitution in the amount of $243 million pursuant to the DOJ Settlement Order.

Allowed DOJ Claims means, collectively, the Allowed DOJ Civil Claim and the Allowed DOJ Forfeiture Claim.  All or any portion of any DOJ Restitution Claim and any other DOJ Claim will not be an Allowed DOJ Claim.

Allowed DOJ Forfeiture Claim means the DOJ’s Allowed Claim for forfeiture in the amount of $30 million.

Asset means all of the rights, title, and interests of a Debtor, a Liquidating Debtor, or a Trust, as applicable, in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property.

Assumed and Assigned Contracts means, collectively, all executory contracts or unexpired leases the to be assumed by the Debtors under this Plan pursuant to section 365(a) of the Bankruptcy Code and assigned to the Insys Liquidation Trust (or the Victims Restitution Trust, if such Assumed and Assigned Contract relates to Products Liability Insurance Policies) under the Trust Transfer Agreement and this Plan pursuant to 365(f) of the Bankruptcy Code.  The Assumed and Assigned Contracts will be identified along with any Cure Amount on the Schedule of Assumed and Assigned Contracts to be filed as part of the Plan Supplement.

Authorized Acts means those actions that the Liquidating Trustee (through the Trusts, Debtors, the Liquidating Debtors, or otherwise) is authorized to perform in accordance with the applicable Trust Agreement including, but not limited to: (i) wind down, dissolve, and liquidate the Liquidating Debtors and their Estates and the Trust Assets; (ii) prosecute and liquidate Causes of Action, other than those released pursuant to Section 10.5(a) of this Plan; (iii) collect and administer all consideration to be provided to the Debtors or the Liquidating Debtors under the Subsys Asset Purchase Agreement; (iv) if applicable, continue limited operations of the Liquidating Debtors during the Operating Term to the extent reasonably necessary, in the discretion of the Liquidating Trustee, and subject to the approval of the ILT Board, to maximize value; (v) administer, process, settle, resolve, liquidate, satisfy, and pay (from the designated funds therefor), as applicable, Claims against the Debtors; (vi) maintain, administer, and make Distributions from the Priority Reserve to satisfy Allowed (a) Administrative Expense Claims, (b) Secured Claims, and (c) Priority Claims; (vii) maintain, administer, and make Distributions from the Trust Operating Reserves to satisfy Trust Operating Expenses; (viii) maintain, administer, and make distributions from the Disputed Claims Reserves to the Recovery Funds; (ix) maintain, administer, and make Distributions from the Recovery Funds to holders of Allowed General Unsecured Claims as set forth in this Plan; (x) upon expiration of the Operating Term, liquidate all Remaining Assets and make any final Distributions pursuant to Section 6.14 of this Plan;

(xi) administer the closing of the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules; (xii) obtain all of the Debtors’ and the Liquidating Debtors’ documents, books, and records, which the Liquidating Trustee shall take subject to all applicable laws, including HIPAA, and any confidentiality agreements, protective orders, or other similar obligations; and (xiii) carry out the purposes and obligations of the Trusts as set forth in the Trust Agreements.

Available Cash means, collectively: (i) Cash held by the Debtors on the Effective Date in excess of the amounts to be used to fund the initial Distributions of Cash to take place on or soon after the Effective Date as described in Section 6.2 of this Plan, including: (a) funding of the Priority Reserve and the Professional Fee Escrow Account, (b) Distributions on account of Allowed Convenience Class Claims in Class 3 in accordance with Section 4.3 of this Plan, and (c) initial funding of the Trust Operating Reserves as described in Sections 5.7(f) and 5.8(d) of this Plan; (ii) any Surplus Reserved Cash; (iii) value or consideration received by the Liquidating Debtors or the Trusts after the Effective Date from (a) liquidation and, if applicable, operation of the Remaining Assets, (b) recovery of Insurance Proceeds, other than any Products Liability Insurance Proceeds, (c) proceeds resulting from liquidation of Causes of Action, (d) royalties and other proceeds from sales of the Debtors’ assets, as described in more detail in the Disclosure Statement, or (e) any other source; and (iv) funds reserved in the Disputed Claims Reserves for Disputed Non-PI General Unsecured Claims to the extent the funds in such Disputed Claims Reserves exceed the amount required to be held in such Disputed Claims Reserves pursuant to Section 6.4 of this Plan.  For the avoidance of doubt, Products Liability Insurance Proceeds and Excess Products Liability Insurance Proceeds shall not constitute Available Cash.

Bankruptcy Code means title 11 of the United States Code, as applicable to the Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent any reference made under section 157 of title 28 of the United States Code is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

Bar Date Order means the order of the Bankruptcy Court, dated July 15, 2019 [Docket No. 959], establishing deadlines by which proofs of Claim must be filed with respect to certain Claims.

Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in Wilmington, Delaware are authorized or required by law or executive order to close.

Cash means legal tender of the United States of America.

Cause of Action means any action, class action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, reimbursement, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license, and franchise of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims or Interests; (iii) any claim or cause of action pursuant to section 362 of the Bankruptcy Code or chapter 5 of the Bankruptcy Code; (iv) any claim or defense, including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any claims under any state or foreign law, including any fraudulent transfer or similar claims.

Chapter 11 Case means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re Insys Therapeutics, Inc., et al., Ch. 11 Case No. 19-11292 (KG).

Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code.

Claims Analysis Protocol means the general guidelines for the VRT Claims Administrator to consider and follow in determining whether and in what amount to allow a Personal Injury Claim.  The Claims Analysis Protocol will be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline and shall be in form and substance acceptable to the Creditors’ Committee.

Class means any group of Claims or Interests classified under this Plan pursuant to section 1122(a) of the Bankruptcy Code.

Class Claims means, collectively, the Insurance Ratepayer Class Claims, the Hospital Class Claim, the NAS Monitoring Class Claim, and the Third Party Payor Class Claim.

Class Claims Procedures means, collectively, the Insurance Ratepayer Class Claims Procedures, the Hospital Class Claim Procedures, the NAS Monitoring Class Claim Procedures, and the Third Party Payor Class Claim Procedures.

Class Formula Amount means (i) for Class 4, the TUC Class Amount; (ii) for Class 5, $[●]; (iii) for Class 6, $[●]; (iv) for Class 7, $30 million prior to the DOJ Claim Threshold Time, and thereafter, $273 million; and (v) for Class 8, $[●].

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the Plan Settlement.

Convenience Class Claim means any General Unsecured Claim against the Debtors that is asserted as liquidated or scheduled as neither contingent, disputed, or unliquidated, in each case, in an amount no greater than $[●].  Notwithstanding any other classification provision or definition, any such Claim shall be deemed a Convenience Class Claim, and not in any other class of Claims, for all purposes herein.

Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee on June 19, 2019 pursuant to section 1102(a)(1) of the Bankruptcy Code.

Cure Amount means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

Cure Claim means a Claim for cure in connection with the assumption or assumption and assignment of an executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

Cure Dispute means an unresolved objection regarding assumption, Cure Amount, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or other issues related to assumption of an executory contract or unexpired lease.

Debtor(s) has the meaning set forth in the introductory paragraph of this Plan.

Disallowed means any Claim, or any portion thereof, that (i) has been disallowed under this Plan, by a Final Order, a settlement, or a final determination of the VRT Claims Administrator, (ii) is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the Bar Date Order, or otherwise deemed timely filed under applicable law, or (iii) is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

Disbursing Agent means the Liquidating Trustee acting in its capacity as a disbursing agent under Sections 6.7 and 6.8 hereof to make Distributions pursuant to the Plan.

Disclosure Statement means the disclosure statement for this Plan, as may be amended or supplemented from time to time, prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, and other applicable law, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

Disputed means any Claim that is not yet Allowed or Disallowed.

Disputed Claims Reserves means, collectively, the reserves to be established with respect to each Class of General Unsecured Claims (which may be a single or collective reserve for one or more Classes of Claims), each maintained and administered by the Liquidating Trustee, and each to be held for the benefit of holders of subsequently Allowed Claims in the applicable Class for Distributions in accordance with the procedure set forth in Article VII hereof.  The Disputed Claims Reserves with respect to Disputed Non-PI General Unsecured Claims shall be held by the Insys Liquidation Trust and the Disputed Claims Reserve with respect to Disputed Personal Injury Claims shall be held by the Victims Restitution Trust and administered by the Liquidating Trustee.  There shall also be considered to be held in the Disputed Claims Reserves an undivided interest in the ILT Assets allocable to Disputed Claims of such Class(es).

Disputed Cure Claim means the amount that a counterparty to a Cure Dispute alleges must be paid in order for an executory contract or unexpired lease to either be assumed by the Debtors or assumed by the Debtors and assigned to the Insys Liquidation Trust.

Disputed Cure Claims Reserve means an amount of Cash held by the Debtors on the Effective Date equal to the Debtors’ Disputed Cure Claims to be reserved in a segregated account in the Priority Reserve, in the reasonable discretion of the Debtors, in consultation with the Creditors’ Committee, necessary to pay (i) the aggregate amount of Disputed Cure Claims for Assumed and Assigned Contracts or (ii) such lower amount as ordered by the Bankruptcy Court.

Dissolution Date means the date upon which all of the Liquidating Debtors have been dissolved, which is to be no later than thirty (30) days after completion of the acts required of the Debtors or the Liquidating Debtors by Article V of this Plan, or as soon as reasonably practicable thereafter.

Distribution means any initial or periodic payment or transfer of consideration to holders of Allowed Claims made under this Plan.

Distribution Date means the Initial Distribution Date or any of the Periodic Distribution Dates.

Distribution Record Date means the record date for purposes of making Distributions under the Plan on account of Allowed Claims, which date shall be the Effective Date.

District Court means the United States District Court for the District of Delaware.

DOJ means the United States Department of Justice.

DOJ Claims means the Claims against the Debtors including the Allowed DOJ Civil Claim, any Allowed DOJ Forfeiture Claim, any DOJ Restitution Claim, and any other Claim including for fines, penalties, judgments, restitution, or other amounts, held by the DOJ and arising out of, or relating to, civil and criminal investigations with respect to any of the Debtors conducted or prosecuted by the DOJ, including any plea agreements, other settlement agreements, restitution orders, or similar documents entered into in connection therewith.

DOJ Claim Threshold Time means the time at which the aggregate Estate Distributable Value distributed to all Claims within each Class of General Unsecured Claims, excluding the Allowed DOJ Civil Claim (which shall receive no Distributions prior to the DOJ Claim Threshold Time), equals four percent (4%) of the Class Formula Amount for such Class.

DOJ Restitution Claim means any Claim filed by the DOJ seeking restitution pursuant to any final order awarding restitution entered by the United States District Court for the District of Massachusetts in United States v. Insys Pharma, Inc., Case No. 19-cr-10191 (RWZ), pursuant to the plea agreement dated June 4, 2019 between the United States Attorney for the District of Massachusetts and Insys Pharma, Inc. and the Order of Forfeiture and Judgment entered by the United States District Court for the District of Massachusetts on July 16 and July 18, 2019, respectively, in United States v. Insys Pharma, Inc., Case No. 19-cr-10191 (RWZ).

DOJ Settlement Order means the Order Pursuant to 11 U.S.C. § 105 and Fed. R. Bankr. P. 9019 Authorizing and Approving the Stipulation and Agreement Between the Debtors and the United States [Docket No. 707].

Effective Date means the date which is the first Business Day on which (i) all conditions precedent to the effectiveness of this Plan as set forth in Section 9.2 of this Plan have been satisfied or waived in accordance with the terms of this Plan and (ii) no stay of the Confirmation Order is in effect.

Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

Equity Interest means any Interest in Insys Therapeutics, Inc.

ERISA means the Employee Retirement Income Security Act of 1974.

ERISA Health Plan Claimants means, collectively, Pioneer Telephone Cooperative, Inc. Employee Benefits Plan; Bios Companies, Inc. Welfare Plan; Pioneer Telephone Cooperative, Inc. as Plan Sponsor and Fiduciary of Pioneer Telephone Cooperative, Inc. Employee Benefits Plan; and Bios Companies, Inc. as Plan Sponsor and Fiduciary of Bios Companies, Inc. Welfare Plan and all other private employer sponsored self-insured health plans subject to ERISA.

ERISA Health Plan Claims means all Claims asserted against the Debtors by ERISA Health Plan Claimants.

Estate(s) means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

Estate Distributable Value means Available Cash in the ILT Recovery Fund.  The term “Estate Distributable Value” shall not include (i) Products Liability Insurance Proceeds or (ii) Excess Products Liability Insurance Proceeds, which will be deposited in the ILT Recovery Fund by the Liquidating Trustee but designated for Distribution to holders of Allowed SMT Group Claims under Section 4.8(a) of this Plan.

Excess Products Liability Insurance Proceeds means any Products Liability Insurance Proceeds held by the Victims Restitution Trust after all Allowed Personal Injury Claims have been satisfied in full.

Exculpated Parties means, collectively, (i) the Debtors, (ii) the Creditors’ Committee and its members, solely in their capacity as such, and (iii) with respect to each of the foregoing Persons in clauses (i) and (ii), such Persons’ (a) predecessors, successors, assigns, subsidiaries, and controlled affiliates, (b) officers and directors, principals, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants (for the avoidance of doubt, including but not limited to Nathan Associates, Inc. and its officers, directors, and employees), and other professionals; provided, however, that no such Person described in the foregoing clause (b) shall be an Exculpated Party unless such Person was employed or engaged in such capacity on or after the Petition Date, or, in the case of any professional, was retained pursuant to sections 327 or 1102 of the Bankruptcy Code in these Chapter 11 Cases, and (c) respective heirs, executors, estates, and nominees, in each case solely in their capacity as such.

Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction (i) as to which the time to appeal shall have expired and as to which no appeal shall then be pending or (ii) if a timely appeal shall have been filed or sought, either (A) (1) no stay of the order shall be in effect and (2) the appeal would not reasonably be expected to prevent or materially impede the consummation of the Trust Formation Transactions or have a material adverse effect on the releases, injunctions, or exculpations granted under this Plan, or (B) if such a stay shall have been granted, then (1) (x) the stay shall have been dissolved or lifted and (y) the appeal would not reasonably be expected to prevent or materially impede the consummation of the Trust Formation Transactions or have a material adverse effect on the releases, injunctions, or exculpations granted under this Plan, or (2) a Final Order of the District court, circuit court, or other applicable court having jurisdiction to hear such appeal shall have affirmed the order and the time allowed to appeal from such affirmance or to seek review or rehearing (other than a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure) thereof shall have expired; provided, however, that no order shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to sections 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 or any similar motion brought outside the United States may be filed with respect to such order.

General Unsecured Claim means any Claim in Class 4 (Trade and Other Unsecured Claims), Class 5 (Insurance Related Claims), Class 6 (Hospital Claims and NAS Monitoring Claims), Class 7 (DOJ Claims), Class 8 (SMT Group Claims), or Class 9 (Personal Injury Claims).

Governmental Unit means any governmental unit as defined in section 101(27) of the Bankruptcy Code.

Hospital Claim means any Claim asserted against the Debtors by any hospital in the United States, other than those owned by the U.S. Government, that treated patients with opioid addiction, babies born opioid addicted, opioid users committed to mental health treatment programs, or opioid users with pretextual excuses for obtaining opioids, for damages caused by the Debtors in connection with the opioid crisis.

Hospital Class Claim means the Hospital Claim asserted against the Debtors by one or more class representatives on behalf of the class of all hospitals in the United States, other than those owned by the U.S. Government, that treated patients with opioid addiction, babies born opioid addicted, opioid users committed to mental health treatment programs, or opioid users with pretextual excuses for obtaining opioids.

Hospital Class Claim Procedures means, collectively, the terms and procedures governing administration of the Hospital Class Claim to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline.

ILT Agreement means the trust agreement establishing and delineating the terms and conditions for the creation and operation of the Insys Liquidation Trust, as it may be amended from time to time.  The ILT Agreement shall be filed with the Plan Supplement and shall be in form and substance reasonably acceptable to the Creditors’ Committee.

ILT Assets means, collectively, all Assets of the Debtors and/or the Liquidating Debtors upon the date of formation of the Insys Liquidation Trust, other than (i) the VRT Operating Reserve, (ii) the Products Liability Insurance Rights, and (iii) any Interests held by Liquidating Debtors in other Liquidating Debtors.  For the avoidance of doubt, the ILT Assets will include all of the documents, books, and records of the Liquidating Debtors.

ILT Board means the governing body of the Insys Liquidation Trust to be appointed in accordance with Section 5.7(j) of this Plan.

ILT Claims Arbiter means the individual to be appointed pursuant to this Plan and the ILT Agreement to determine the allocation of recoveries among holders of Allowed Claims within Class 5 and Class 6, as necessary, if such Classes fail to agree with respect to such allocations prior to the Effective Date.  The identity of the ILT Claims Arbiter shall be disclosed as part of the Plan Supplement.  For the avoidance of doubt, with respect to Class 5, the ILT Claims Arbiter will solely be responsible for allocating aggregate recoveries between the Third Party Payor Class Claim, the ERISA Health Plan Claim, and the Insurance Ratepayer Class Claims, and in Class 6, the ILT Claims Arbiter will solely be responsible for allocating aggregate recoveries between the Hospital Class Claim and the NAS Monitoring Class Claim.

ILT Insurance Negotiator means the individual as defined in Section 5.7(j) of this Plan.

ILT Operating Expenses means any and all costs, expenses, fees, taxes, disbursements, debts, or obligations incurred from the operation and administration of the Insys

Liquidation Trust, including in connection with the reconciliation and administration of all Claims (other than Personal Injury Claims), working capital, wind-down of the Liquidating Debtors and the Remaining Assets and Causes of Action, recovery of Insurance Proceeds (other than Products Liability Insurance Proceeds), and costs and fees of the Liquidating Trustee, the ILT Claims Arbiter, and the ILT Board.  In the first instance, the ILT Operating Expenses are to be satisfied and paid from the ILT Operating Reserve.

ILT Operating Reserve means Cash in an amount estimated to be necessary to fund the ILT Operating Expenses, which shall be held in a separate account established by the Liquidating Trustee.  The ILT Operating Reserve is to be (a) reserved in a segregated account on the Effective Date or as soon as practicable thereafter from the Debtors’ Cash and Cash equivalents in the amount of $1 million, (b) funded periodically from Available Cash in accordance with Section 5.7(f) of this Plan, as necessary, and (c) funded from Surplus Reserved Cash in accordance with Section 5.15 of this Plan.

ILT Recovery Fund means the fund established pursuant to this Plan to make Distributions on account of Allowed Non-PI General Unsecured Claims and funded periodically with Available Cash pursuant to Section 5.14 and Surplus Reserved Cash pursuant to Section 5.15 of this Plan.  The ILT Recovery Fund shall be held by the Insys Liquidation Trust and administered by the Liquidating Trustee.

ILT Termination Date means the date on which the Insys Liquidation Trust is terminated, as determined pursuant to the terms of the ILT Agreement, upon the satisfaction of the purposes for which the Insys Liquidation Trust was established.

Impaired means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Initial Distribution means the first distribution that the Liquidating Trustee makes to holders of Allowed Claims.

Initial Distribution Date means the date selected by the Liquidating Trustee as soon as reasonably practicable after the Effective Date, but in no event more than ninety (90) days after the Effective Date; provided, however, that the Initial Distribution Date need not occur until the Initial Distribution to be made can exceed the minimum Distribution set forth in Section 6.14 of this Plan.

Insurance Company means all Entities that issued an Insurance Policy, any third party administrator, or any parent, subsidiary, affiliate, successor, predecessor, or assign of any of the foregoing.

Insurance Negotiator(s) means, individually or collectively, the ILT Insurance Negotiator and the VRT Insurance Negotiator.  The identity of each Insurance Negotiator shall be disclosed as part of the Plan Supplement, if such Insurance Negotiator has been appointed by the time the Plan Supplement is filed.

Insurance Policies means any insurance policy issued or providing coverage at any time to the Debtors or under which the Debtors have sought or may seek coverage including,

without limitation, any such policy for directors’ and officers’ liability, general liability, workers’ compensation, and any excess or umbrella policy, and all agreements, documents, or instruments relating thereto.

Insurance Proceeds means any proceeds recovered under the Insurance Policies, not including the Products Liability Insurance Proceeds, for the Insys Liquidation Trust.

Insurance Ratepayer Claim means any Insurance Related Claim arising from, or related to, the increase of insurance premium rates.

Insurance Ratepayer Class Claims means the Insurance Related Claims asserted against the Debtors by one or more class representatives on behalf of the class of all individuals who purchased private health insurance and may have suffered economic harm arising from any acts or omissions of the Debtors that caused insurance premium rates to increase.

Insurance Ratepayer Class Claims Procedures means, collectively, the terms and procedures governing administration of the Insurance Ratepayer Class Claim to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline.

Insurance Related Claim means any Claim arising from, or related to, effects of the Debtors’ acts and omissions on participants in the insurance industry leading to the improper disbursement and payment of prescription costs for Products of the Debtors or the increase of insurance premium rates related to the Debtors’ conduct.

Insurance Rights means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Debtors to any proceeds, payments, benefits, Causes of Action, choses in action, defense or indemnity arising under, or attributable to, any and all Insurance Policies, other than the Products Liability Insurance Rights, now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent.  For the avoidance of doubt, “Insurance Rights” include Insurance Proceeds.

Insurance Rights Transfer means the transfer, assignment, and vesting of the Insurance Policies described in Section 5.7(e) of this Plan.

Insys Liquidation Trust means the trust established to, among other things, (i) hold and make disbursements from the ILT Recovery Fund, the ILT Operating Reserve, the Priority Reserve, and the Professional Fee Escrow Account, (ii) liquidate the Remaining Assets and the Causes of Action of the Debtors and the Liquidating Debtors, (iii) negotiate with the Insurance Companies (other than the Products Liability Insurance Companies) to recover Insurance Proceeds, and (iv) administer Claims (other than Personal Injury Claims and other than to the extent provided in the Class Claims Procedures), including through allowance and disallowance of such Claims and making Distributions therefor, but solely within the parameters of this Plan and the distribution scheme contained herein.

Intercompany Claim means any Claim against a Debtor held by another Debtor.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor, or direct or indirect subsidiary of a Debtor, including all shares, common stock or units, preferred stock or units, or other instrument evidencing any fixed or contingent ownership interest in any Debtor or any direct or indirect subsidiary of a Debtor, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, or direct or indirect subsidiary of a Debtor, whether or not transferable and whether fully vested or vesting in the future, that existed immediately before the Effective Date.

Interim Compensation Order means the Order (I) Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals and (II) Granting Related Relief [Docket No. 329].

Internal Revenue Code means the Internal Revenue Code of 1986, as amended from time to time.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

Liquidating Debtors means, collectively, all of the Debtors on and after the Effective Date, to be liquidated and dissolved upon the Dissolution Date.

Liquidating Debtors’ Organizational Documents means, collectively, the amended and restated certificates of incorporation, amended and restated by-laws, or other amended and restated organizational documents of any of the Debtors.  The Liquidating Debtors’ Organizational Documents shall be filed with the Plan Supplement and shall be in form and substance reasonably acceptable to the Creditors’ Committee.

Liquidating Trustee means the Person appointed pursuant to this Plan and Confirmation Order to perform the Authorized Acts under this Plan and the Trust Agreements.

MDL means the multi-district litigation in the Northern District of Ohio against the Debtors for public nuisance, negligence, and fraud related to the Debtors’ marketing and sale of Products under the case caption In re National Prescription Opiate Litigation, No. 1:17-md-2804.

Mediation means the mediation prescribed for the Debtors, the Creditors’ Committee, and certain creditors of the Debtors’, including the Settling Parties, pursuant to the order of the Bankruptcy Court related to mediation and the appointment of a mediator [Docket No. 398].  For the avoidance of doubt, the Mediation does not include the second, separate mediation session conducted in October, 2019.

NAS Child(ren) means, individually and collectively, any person in the U.S. under the age of 18 who was (or will be) diagnosed with neonatal abstinence syndrome and whose birth mother ingested opioids during gestation and who asserts or may assert a Claim against the Debtors for, among other things, bodily injury, addiction, wrongful death, or loss of consortium (including a parent of such child, or any other Person that holds a Claim on account of such child).

NAS Monitoring Claim means any Claim against the Debtors asserted by a NAS Child (including a parent of such child, or any other Person that holds a Claim on account of such child) for medical monitoring support.

NAS Monitoring Class Claim means the Claim asserted against the Debtors by class representatives on behalf of the class of NAS Children for medical monitoring support.

NAS Monitoring Class Claim Procedures means, collectively, the terms and procedures governing administration of the NAS Monitoring Class Claim to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline.

Non-PI General Unsecured Claim means any General Unsecured Claim other than any Claim in Class 9 (Personal Injury Claims).

Operating Term means the term for the continuation of the Trusts, which shall cease five (5) years after the Effective Date; provided, however, that the Operating Term will be automatically extended if necessary to implement the terms of the Trust Agreements or any other order by authorities to the extent applicable.

Other Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

Parent Equity Interest means a new single share of common stock of Insys Therapeutics, Inc., representing one-hundred percent (100%) of the Interests thereof, to be issued to the Insys Liquidation Trust on the Effective Date.

Periodic Distribution Date means periodically as determined by the Liquidating Trustee in its reasonable discretion but, unless otherwise ordered by the Bankruptcy Court, (i) the first Periodic Distribution Date shall be no later than the first Business Day that is one-hundred and eighty (180) days after the Initial Distribution Date, (ii) until the second anniversary of the Effective Date, every subsequent Periodic Distribution Date shall be no later than the date that is the first Business Day one-hundred and eighty (180) days after the immediately preceding Periodic Distribution Date, and (iii) after the second anniversary of the Effective Date, every subsequent Periodic Distribution Date shall be no later than the first Business Day that is three-hundred and sixty-five (365) days after the immediately preceding Periodic Distribution Date; provided, however, that the timing of periodic distribution under this definition is subject to the terms of the Trust Agreements.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

Personal Injury Claim means any Claim for alleged personal injury, wrongful death, or other similar Claim or Cause of Action against the Debtors, including any such Claim held by a NAS Child.

Petition Date means June 10, 2019.

Plan means this joint chapter 11 plan of liquidation for the Debtors, including all appendices, exhibits, schedules, and supplements hereto, as it may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the terms hereof.

Plan Distribution Formula means, with respect to a particular Class, the applicable Class Formula Amount divided by the sum of all Class Formula Amounts.

Plan Document means any of the documents of the Debtors, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement.

Plan Injunction means the injunctions issued pursuant to Section 10.4 of this Plan.

Plan Settlement means the settlement of certain Claims and controversies between and among the Settling Parties to Section 5.1 of this Plan, and as further described and explained in the Disclosure Statement.

Plan Supplement means the supplement or supplements to this Plan containing certain documents relevant to the implementation of this Plan, which shall include (i) an updated post-Effective Date structure for the Liquidating Debtors; (ii) the Liquidating Debtors’ Organizational Documents, if any; (iii) the Trust Agreements; (iv) the identity and compensation of each of the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, the Insurance Negotiators, and each member of the Trust Boards, if known; (v) a list of Persons to be excluded from the definition of “Released Parties” for all purposes in this Plan; (vi) the Schedule of Assumed and Assigned Contracts, if necessary; (vii) the Schedule of Retained Causes of Action; (viii) the Claims Analysis Protocol; (ix) the identity of the class representative for each of the Class Claims; (x) the Class Claim Procedures, and (xi) Class 8 distribution procedures, if any.  The Plan Supplement shall be filed with the Bankruptcy Court by the Plan Supplement Filing Deadline; provided, however, that in the event that the Confirmation Hearing is adjourned, the Plan Supplement shall be filed no later than seven (7) days prior to the deadline set to file objections to confirmation of the Plan.  All documents to be included in the Plan Supplement shall be in form and substance reasonably acceptable to the Creditors’ Committee.

Plan Supplement Filing Deadline means December [●], 2019, the date by which the Debtors are to file the Plan Supplement in accordance with the Solicitation Procedures Order, unless otherwise ordered by the Bankruptcy Court.

Priority Claim means any Priority Tax Claim or Other Priority Claim.

Priority Reserve means the amount of Cash and Cash equivalents of the Debtors necessary to pay, if any: (i) Allowed Administrative Expense Claims, (ii) Allowed Secured Claims, and (iii) Allowed Priority Claims, to be reserved on the Effective Date.  The amount to be placed in the Priority Reserve shall be determined by the Debtors and the Creditors’ Committee, acting jointly.  The Priority Reserve shall be held by the Insys Liquidation Trust and administered by the Liquidating Trustee.

Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Privilege means any attorney-client privilege, work-product protection, or other privilege or protection of immunity (i) held by any or all of the Debtors, their Estates, or the Liquidating Debtors, (ii) held by the board of directors or any special committee of the board of directors of any of the Debtors or the Liquidating Debtors, and (iii) attaching to any documents, communications, or thing (whether written or oral) including, but not limited to, all electronic information relating to any Insurance Rights or Causes of Action.

Pro Rata means allocated in accordance with the proportion that an Allowed Claim bears to the aggregate amount of Allowed Claims and Disputed Claims within the same Class as such Claim.

Products means any and all products developed, designed, manufactured, marketed, or sold, in research or development, or supported by, the Debtors, whether work in progress or in final form.

Products Liability Insurance Company means any Insurance Company that has issued, or that has any actual, potential, demonstrated, or alleged liabilities, duties, or obligations under, or with respect to, any Products Liability Insurance Policy solely in such Insurance Company’s capacity with respect to a Products Liability Insurance Policy.

Products Liability Insurance Policies means any Insurance Policy that was issued or allegedly issued that does or may afford the Debtors rights, benefits, indemnity, or insurance coverage with respect to the Claims related to the Products of the Debtors.

Products Liability Insurance Proceeds means any proceeds recovered under the Products Liability Insurance Policies.  The term “Products Liability Insurance Proceeds” shall not include Excess Products Liability Insurance Proceeds.

Products Liability Insurance Rights means any and all rights, titles, privileges, interests, claims, demands, or entitlements of the Debtors to any proceeds, payments, benefits, Causes of Action, choses in action, defense or indemnity arising under, or attributable to, any and all Products Liability Insurance Policies, now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent.  For the avoidance of doubt, “Products Liability Insurance Rights” include Products Liability Insurance Proceeds.

Products Liability Insurance Rights Transfer means the transfer of the Products Liability Insurance Rights to the Victims Restitution Trust pursuant to Section 5.8(c) of this Plan.

Professional Fee Claim means a Claim for professional services rendered, or costs incurred, on or after the Petition Date and on or prior to the Effective Date by Professional Persons that is unpaid as of the Effective Date, less any existing amounts held as a fee advance, retainer, or as security by a Professional Person that such Professional Person is authorized to use to satisfy Allowed Professional Fee Claims pursuant to the Interim Compensation Order or an order of the Bankruptcy Court authorizing the retention of such Professional Person (other than a reasonable retainer to cover post-Effective Date work).

Professional Fee Escrow Account means an interest-bearing account funded by the Debtors in Cash on the Effective Date in an amount necessary to satisfy Allowed Professional Fee Claims.  On or prior to the Effective Date, the Debtors, the Liquidating Debtors, or the Liquidating Trustee shall establish the Professional Fee Escrow Account and, on the Effective Date, fund the Professional Fee Escrow Account with (i) the funds held in the escrow account established pursuant to Paragraph 4 of the Interim Compensation Order, and (ii) any additional Cash such that the total amount held in the Professional Fee Escrow Account is equal to the sum of each Professional Person’s good faith estimates of its Professional Fee Claims.

Professional Person means any Person retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court and including, solely for purposes of Section 2.4 of this Plan, the Creditors’ Committee and the Creditors’ Committee’s members.

Recovery Funds means, collectively, the ILT Recovery Fund and the VRT Recovery Fund.

Released Claims means any Claims released pursuant to Section 10.5 of this Plan.

Released Parties means, collectively, (i) the Debtors, (ii) the Creditors’ Committee and its members, solely in their capacity as such, and (iii) with respect to each of the foregoing Persons in clauses (i) and (ii), such Persons’ (a) predecessors, successors, assigns, subsidiaries, and controlled affiliates, (b) officers and directors, principals, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants (for the avoidance of doubt, including but not limited to Nathan Associates, Inc. and its officers, directors, and employees), and other professionals; provided, however, that no such Person described in the foregoing clause (b) shall be a Released Party unless such Person was employed or engaged in such capacity on or after the Petition Date, or, in the case of any professional, was retained pursuant to sections 327 or 1102 of the Bankruptcy Code in these Chapter 11 Cases, and (c) respective heirs, executors, estates, and nominees, in each case solely in their capacity as such; provided, however, that no Person listed on an exhibit of non-Released Parties to be filed as part of the Plan Supplement no later than the Plan Supplement Filing Deadline, which exhibit shall be reasonably determined by the Creditors’ Committee and the Debtors, shall be a Released Party.  To the extent that the Debtors and the Creditors’ Committee do not reach an agreement with respect to whether any particular individual should be included on the exhibit of non-Released Parties, (x) the exhibit of non-Released Parties filed as part of the Plan Supplement shall include only those Persons as are mutually agreed by the Creditors’ Committee and the Debtors to be included and (y) the Creditors’ Committee shall have the right to seek Bankruptcy Court approval at the Confirmation Hearing to include the additional individual(s) on the exhibit.  Notwithstanding anything to the contrary herein, if no Cause of Action has been instituted against a Person on the exhibit of non-Released Parties within one (1) year after the Effective Date, such Person’s name shall be deemed automatically removed from such exhibit and such Person shall be entitled to releases to the extent set forth in this Plan if such Person otherwise satisfies this definition of “Released Parties."

Releases means the releases provided for in Section 10.5 of this Plan, including its subsections.

Remaining Assets means, collectively, all Assets of the Debtors, other than Cash and Causes of Action, immediately prior to the Effective Date, including the consideration provided, or to be provided, under the Subsys Asset Purchase Agreement.

Schedule of Assumed and Assigned Contracts means the schedule of executory contracts and unexpired leases to either be assumed by the applicable Debtor or assumed by the applicable Debtor and assigned to the Insys Liquidation Trust.  The Schedule of Assumed and Assigned Contracts shall be filed with the Plan Supplement, and shall be in form and substance reasonably acceptable to the Creditors’ Committee.

Schedule of Retained Causes of Action means a schedule of retained Causes of Action asserting Claims, including those under section 547 of the Bankruptcy Code, to be retained by the Liquidating Debtors and the Liquidating Trust, which will be reasonably acceptable to the Debtors and the Creditors’ Committee; provided, however, that the Debtors, the Liquidating Debtors, or the Liquidation Trust shall not retain (whether on their own behalf or on behalf of the Estates) any Claims or Causes of Action against any Released Party that is explicitly released pursuant to Section 10.5(a) of this Plan; provided, further, that except as provided in Article X of this Plan, all Claims or Causes of Action of the Debtors existing immediately prior to the Effective Date shall be retained by the Liquidation Trust, whether or not any particular Claim or Cause of Action is specifically identified on the Schedule of Retained Causes of Action, without any further action by any party, under Section 10.9 of this Plan.  To the extent that the Debtors and the Creditors’ Committee do not reach an agreement with respect to whether any particular Claim or Cause of Action should be included on the Schedule of Retained Causes of Action, (x) the Schedule of Retained Causes of Action filed as part of the Plan Supplement shall include only those Claims and Causes of Action as are mutually agreed by the Creditors’ Committee and the Debtors to be included and (y) the Creditors’ Committee shall have the right to seek Bankruptcy Court approval at the Confirmation Hearing to include the additional Claims or Causes of Action on the Schedule.

Scheduled means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

Schedules means the schedules of assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

Secured Claim means a Claim to the extent (i) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property (A) as set forth in this Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) subject to any setoff right of the holder of such Claim under section 553 of the Bankruptcy Code.  “Secured Claim” does not include any Claim that meets the definition of “Priority Tax Claim.”

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Settling Parties means, collectively: (i) the Debtors, (ii) the Creditors’ Committee, and (iii) certain other creditors of the Debtors as described in the Disclosure Statement.

SMT Group Claim means any Claim against the Debtors, other than a DOJ Claim, held by a public entity or Governmental Unit, including states, municipalities, and Native American Tribes, but not including the U.S. Government, for, among other things, consumer fraud, deceptive practices, false claims, negligence, the Racketeer Influenced and Corrupt Organizations Act, public nuisance, and abatement.

SMT Group Representatives means representatives of holders of SMT Group Claims to take part in negotiations with the Debtors and the Creditors’ Committee related to, among things, governance of the Trusts and Distributions from the Trusts, in accordance with Sections 5.6 through 5.8 of this Plan.  The SMT Group Representative shall consult in good faith with holders of SMT Group Claims regarding any matter requiring its determination, which consultation shall include consultation with all municipalities that are not part of the MDL.

Solicitation Procedures Motion means a motion of the Debtors, in form and substance reasonably acceptable to the Creditors’ Committee, for entry of an order (i) approving the Disclosure Statement, (ii) approving solicitation procedures, distribution of solicitation packages, and establishing a deadline and procedures for temporary allowance of Claims for voting purposes, (iii) approving the form of ballots and voting instructions, (iv) establishing the Voting Deadline, (v) approving the form and manner of notice of the Confirmation Hearing and procedures for objecting this Plan, (vi) establishing procedures for assumption and assignment of executory contracts and unexpired leases under this Plan and the forms of notices related thereto, and (vii) granting related relief.

Solicitation Procedures Order means an order entered by the Bankruptcy Court, in form and substance reasonably acceptable to the Creditors’ Committee, approving a Solicitation Procedures Motion.

Stock Restrictions Order means the order of the Bankruptcy Court establishing notification procedures and approving certain restrictions on certain transfers of Interests in the Debtors and claiming worthless stock deductions [Docket No. 235], as the same may be amended from time to time.

Subordinated Claim means any Claim that is subject to subordination under section 510 of the Bankruptcy Code, including any 510(a)/(b) Subordinated Claim and any 510(c) Subordinated Claim.

Subsys Asset Purchase Agreement means the Asset Purchase Agreement dated as of September 1, 2019 between Insys Therapeutics, Inc. and BTcP Pharma, LLC.

Surplus Reserved Cash means, collectively, (i) any surplus in funding of the Priority Reserve above what is estimated to be necessary to satisfy estimated future

(a) Administrative Expense Claims, (b) Secured Claims, and (c) Priority Claims and (ii) any surplus in funding of either of the Trust Operating Reserves above what is estimated to be necessary to satisfy Trust Operating Expenses, each in the discretion of the Liquidating Trustee.

Third Party Payor Claim means any Insurance Related Claim against the Debtors (including ERISA Health Plan Claims) by health insurers, employer-provided health care plans, union health and welfare funds, and all other private providers of health care benefits, including by administrative service providers or agents on their behalf.

Third Party Payor Class Claim means the Insurance Related Claim asserted against the Debtors by a class representative on behalf of the class of all health insurers, ERISA Health Plan Claimants, employer-provided health care plans, union health and welfare funds, and all other private providers of health care benefits.

Third Party Payor Class Claim Procedures means, collectively, the terms and procedures governing administration of Third Party Payor Claims to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline.

Trade and Other Unsecured Claim means any Claim held by trade creditors against the Debtors for, among other things, goods and services provided prepetition, indemnification, or rejection damages, or any other unsecured Claim against the Debtors not entitled to priority of payment under section 507(a) of the Bankruptcy Code, other than a Convenience Class Claim, an Insurance Related Claim, a Hospital Claim, a NAS Monitoring Claim, an Allowed DOJ Claim, an SMT Group Claim, a Personal Injury Claim, or an Intercompany Claim; provided, however, that any Claim that satisfies the definition of either a 510(a)/(b) Subordinated Claim or a 510(c) Subordinated Claim shall be classified accordingly.

TUC Class Amount means (i) until the TUC Class Amount Final Determination, $[●], and (ii) after the TUC Class Amount Final Determination, the total Allowed Claims in Class 4 or the amount set forth in the TUC Class Amount Final Order, which amount shall not exceed $[●].

TUC Class Amount Final Determination means the earlier of (i) the date on which all Claims in Class 4 have been Allowed or Disallowed under the Plan, and (ii) the date on which the Liquidating Trustee receives a TUC Class Amount Final Order.

TUC Class Amount Final Order means a Final Order from the Bankruptcy establishing or estimating the TUC Class Amount.

Trust Agreements means, collectively, the ILT Agreement, the VRT Agreement, and the PHT Agreement.

Trust Assets means, collectively, the ILT Assets and the VRT Assets and Equity Interest.

Trust Boards means, collectively, the ILT Board and the VRT Board.

Trust Formation Transactions means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, including any transactions that may be necessary or appropriate to effectuate the actions described in Sections 5.4 through 5.8 of this Plan, which include (i) the establishment of the Trusts, (ii) the issuance and vesting of the Parent Equity Interest in the Insys Liquidation Trust, (iii) the assignment and vesting of the ILT Assets in the Insys Liquidation Trust, (iv) the assignment and vesting of the VRT Assets in the Victims Restitution Trust, (v) the creation of the Recovery Funds to make Distributions to holders of Allowed Claims, (vi) the creation of the Trust Operating Reserves to satisfy and pay Trust Operating Expenses, and (vii) the execution of the Trust Transfer Agreement(s).  The Debtors, the Liquidating Debtors, and the Liquidating Trustee may take all actions consistent with this Plan and the Trust Agreements as may be necessary or appropriate to effect the Trust Formation Transactions.

Trust Interest means a beneficial interest in the Insys Liquidation Trust or in the Victims Restitution Trust.

Trust Operating Expenses means, collectively, the ILT Operating Expenses and the VRT Operating Expenses.

Trust Operating Reserves means, collectively, the ILT Operating Reserve and the VRT Operating Reserve.  The Trust Operating Reserves shall be administered by the Liquidating Trustee.

Trust Termination Dates means, collectively, the ILT Termination Date and the VRT Termination Date.

Trust Transfer Agreement(s) means one or more agreements transferring Assets, documents, information, and Privileges from the Debtors and the Liquidating Debtors to be entered into between the Liquidating Trustee, on behalf of the Trusts, and the Debtors, on behalf of themselves and the Liquidating Debtors, the terms of which shall be consistent with this Plan and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee.

Trusts means, collectively, the Insys Liquidation Trust and the Victims Restitution Trust.

U.S. Trustee means the United States Trustee for Region 3.

Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Victims Restitution Trust means the trust established to, among other things, (i) hold and make disbursements from the VRT Recovery Fund and the VRT Operating Reserve, (ii) negotiate with the Products Liability Insurance Companies to recover Products Liability Insurance Proceeds, and (iii) administer the Personal Injury Claims, including through allowance and disallowance of such Claims and making Distributions therefor.

Voting Deadline means the last day for holders of Claims and Interests entitled to vote on the Plan to cast their votes to accept or reject the Plan as may be set by the Bankruptcy Court.

Voting Representative means a representative designated on any Class Claim authorized to exercise the voting power of certain holders of Claims.

VRT Agreement means the trust agreement establishing and delineating the terms and conditions for the creation and operation of the Victims Restitution Trust, as it may be amended from time to time.  The VRT Agreement shall be filed with the Plan Supplement and shall be in form and substance reasonably acceptable to the Creditors’ Committee.

VRT Assets means, collectively, (i) the VRT Operating Reserve and (ii) the Products Liability Insurance Rights.

VRT Board means the governing body of the Victims Restitution Trust to be appointed in accordance with Section 5.8(l) of this Plan.

VRT Claims Administrator means the individual to be appointed pursuant to the Plan and the VRT Agreement to administer, dispute, object to, compromise, or otherwise resolve Personal Injury Claims subject to the terms of this Plan.  The identity of the VRT Claims Administrator shall be disclosed as part of the Plan Supplement, if the VRT Claims Administrator has been selected by the time the Plan Supplement is filed.

VRT Insurance Negotiator means the individual that may be appointed pursuant to this Plan and the VRT Agreement to negotiate with and, if necessary, litigate against the Products Liability Insurance Companies to recover Products Liability Insurance Proceeds for the benefit of holders of Allowed Personal Injury Claims and Allowed SMT Group Claims.

VRT Operating Expenses means any and all costs, expenses, fees, taxes, disbursements, debts, or obligations incurred from the operation and administration of the Victims Restitution Trust including, in connection with the reconciliation and administration of Personal Injury Claims, SMT Group Claims, working capital, recovery of Products Liability Insurance Proceeds, and costs and fees of the VRT Claims Administrator, the VRT Insurance Negotiator, and the VRT Board.  The VRT Operating Expenses are to be satisfied and paid from the VRT Operating Reserve.

VRT Operating Reserve means Cash in an amount estimated to be necessary to fund the VRT Operating Expenses, which shall be held in a separate account established by the Liquidating Trustee. The VRT Operating Reserve is to be reserved in a segregated account on the Effective Date from the Debtors’ Cash and Cash equivalents in the amount of $1 million.

VRT Recovery Fund means the fund established pursuant to this Plan to make Distributions to holders of Allowed Personal Injury Claims and to the ILT Recovery Fund for the benefit of Allowed SMT Group Claims, subject to the terms of this Plan.  The VRT Recovery Fund shall be held by the Victims Restitution Trust and administered by the Liquidating Trustee.

VRT Termination Date means the date on which the Victims Restitution Trust is terminated, as determined pursuant to the terms of the VRT Agreement, upon the satisfaction of the purposes for which the Victims Restitution Trust was established.

1.2Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof.  The words “herein,” “hereof,” or “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” and “under this Plan,” respectively.  The words “includes” and “including” are not limiting.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the reference document shall be substantially in that form or substantially on those terms and conditions; (iii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (iv) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4Controlling Document.

In the event of an inconsistency between Articles I through XII of this Plan and the Plan Supplement or any other exhibit to this Plan, the terms of the relevant document in the Plan Supplement or such exhibit shall control unless otherwise specified in such Plan Supplement document or exhibit.  In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control.  The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

ARTICLE II	ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS.

2.1Administrative Expense Claims Bar Date.

Except as provided for herein or in any order of the Bankruptcy Court, and subject to section 503(b)(1)(D) of the Bankruptcy Code, holders of Administrative Expense Claims (other than holders of Administrative Expense Claims arising in the ordinary course of business after the Petition Date) must file and serve on the Debtors requests for the payment of such

Administrative Expense Claims not already Allowed by a Final Order in accordance with the procedures specified in the Confirmation Order, on or before the Administrative Expense Claims Bar Date or be forever barred, estopped, and enjoined from asserting such Claims against the Debtors or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date.

2.2Allowance of Administrative Expense Claims.

An Administrative Expense Claim, with respect to which a request for payment has been properly and timely filed pursuant to Section 2.1 of this Plan, shall become an Allowed Administrative Expense Claim if no objection to such request is filed by the Liquidating Trustee with the Bankruptcy Court on or before one-hundred and twenty (120) days after the Effective Date, or on such later date as may be fixed by the Bankruptcy Court.  If an objection is timely filed, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order or such Claim is settled, compromised, or otherwise resolved by the Liquidating Trustee pursuant to Section 7.5 of this Plan.

2.3Payment of Allowed Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim (other than a Professional Fee Claim) agrees to a different treatment, the holder of such Allowed Administrative Expense Claim shall receive, on account of such Allowed Claim, Cash in an amount equal to the Allowed amount of such Claim from the Priority Reserve within thirty (30) days following the later to occur of (i) the Effective Date and (ii) the date on which such Administrative Expense Claim shall become an Allowed Claim.

2.4Treatment of Professional Fee Claims.

All Professional Persons seeking awards by the Bankruptcy Court for compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is forty-five (45) days after the Effective Date, or as soon as reasonably practicable thereafter, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, (a) first, from any existing amounts held by a Professional Personal as a fee advance, retainer, or security that such Professional Person is authorized to use to satisfy Allowed Professional Fee Claims pursuant to the Interim Compensation Order or the order of the Bankruptcy Court authorizing the retention of such Professional Person (other than a reasonable retainer to cover post-Effective Date work), and (b) second, from the Professional Fee Escrow Account, in such aggregate amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claim.  On or prior to the Effective Date, the Debtors, the Liquidating Debtors, or the Liquidating Trustee shall establish the Professional Fee Escrow Account and, on the Effective Date, fund the Professional Fee Escrow Account with (i) the funds held in the escrow account established pursuant to Paragraph 4 of the Interim Compensation Order, and (ii) any additional Cash such that the total amount held in the Professional Fee Escrow Account is equal to the sum of each Professional Person’s good faith estimates of its Professional Fee Claims.

On the date the Insys Liquidation Trust is established or as soon as reasonably practicable thereafter, the Debtors will cause title to the Professional Fee Escrow Account to be transferred to the Insys Liquidation Trust.  Funds held in the Professional Fee Escrow Account shall not be considered property of the Debtors’ Estates, the Liquidating Debtors, or any of the Trusts, and shall only be used for payment of Allowed Professional Fee Claims; provided, however, that after all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full and no Professional Person is asserting or entitled to assert additional Professional Fee Claims, then any amounts remaining in the Professional Fee Escrow Account shall revert to the ILT Recovery Fund and constitute Estate Distributable Value.  The Professional Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors and the Creditors’ Committee and for no other parties until all Professional Fee Claims Allowed by the Bankruptcy Court have been paid in full and no Professional Person is asserting or entitled to assert additional Professional Fee Claims.  Fees owing to a Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court, or authorized to be paid under the Interim Compensation Order or other order authorizing the retention of a Professional Person; provided, however, that the Debtors’ and the Liquidating Debtors’ obligations with respect to Professional Fee Claims, which shall be assumed by the Insys Liquidation Trust on or as soon as reasonably practicable after the date upon which the Insys Liquidation Trust is established, shall not be limited by, nor deemed limited to, the balance of funds held in the Professional Fee Escrow Account.  To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of accrued Allowed Professional Fee Claims owing to any Professional Person, such Professional Person shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Section 2.3 of this Plan (but for the avoidance of doubt shall not be subject to any Administrative Expense Claims Bar Date).  No Claims, Interests, Liens, other encumbrances, or liabilities of any kind shall encumber the Professional Fee Escrow Account in any way.  Notwithstanding the foregoing, Professional Persons performing services on behalf of the Debtors or the Creditors’ Committees following the Effective Date in connection with the preparation of, or objection to, fee applications (or, in the case of the Creditors’ Committee, with respect to any services listed in Section 12.14 of this Plan), are entitled to payment of reasonable fees and reimbursement of reasonable expenses related to such work.  Solely with respect to the immediately foregoing sentence, any such Professional Person may seek compensation for such fees and expenses by submitting invoices to the Liquidating Trustee for payment out of Available Cash, and any undisputed invoices shall be paid in the ordinary course of business and without further order of the Bankruptcy Court.

2.5Treatment of Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date or as soon as reasonably practicable thereafter, the holder of such Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, either Cash in an amount equal to the Allowed amount of such Claim from the Priority Reserve or such other treatment as may satisfy section 1129(a)(9) of the Bankruptcy Code.

ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and Distributions under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is classified in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest is also classified in a particular Class for the purpose of receiving Distributions hereunder only to the extent such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.  In no event shall any holder of an Allowed Claim be entitled to receive payments under this Plan that, in the aggregate, exceed the Allowed amount of such holder’s Claim.

3.2Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (i) Impaired and Unimpaired under this Plan, (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject this Plan:

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Secured Claims	Unimpaired	No (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	No (Presumed to Accept)
Class 3	Convenience Class Claims	Impaired	Yes
Class 4	Trade and Other Unsecured Claims	Impaired	Yes
Class 5	Insurance Related Claims	Impaired	Yes
Class 6	Hospital Claims and NAS Monitoring Claims	Impaired	Yes
Class 7	DOJ Claims	Impaired	Yes
Class 8	SMT Group Claims	Impaired	Yes
Class 9	Personal Injury Claims	Impaired	Yes
Class 10	510(a)/(b) Subordinated Claims	Impaired	No (Deemed to Reject)
Class 11	510(c) Subordinated Claims	Impaired	No (Deemed to Reject)
Class 12	Intercompany Claims	Impaired	No (Deemed to Reject)
Class 13	Equity Interests	Impaired	No (Deemed to Reject)

3.3Voting Classes; Presumed Acceptance by Non-Voting Classes.

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject this Plan by the Voting Deadline, this Plan shall be presumed accepted by the holders of such Claims in such Class.

3.4Voting; Presumptions; Solicitation.

(a)Acceptance by Certain Impaired Classes. Only holders of Claims in Class 3, Class 4, Class 5, Class 6, Class 7, Class 8, and Class 9 are entitled to vote to accept or reject this Plan.  An Impaired Class of Claims shall have accepted this Plan if (i) the holders, or Voting Representatives thereof, of at least two-thirds (2/3) in amount of Claims actually voting in such Class have voted to accept this Plan and (ii) the holders, or Voting Representatives thereof, of more than one-half (1/2) in number of the Claims actually voting in such Class have voted to accept this Plan.  Holders of Claims in Class 3, Class 4, Class 5, Class 6, Class 7, Class 8, and Class 9 (or, if applicable, the Voting Representatives of such holders) shall receive ballots containing detailed voting instructions.

(b)Deemed Acceptance by Unimpaired Classes.  Holders of Claims in Class 1 and Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject this Plan.

(c)Deemed Rejection by Certain Impaired Classes.  Holders of Claims and Interests in Class 10, Class 11, Class 12, and Class 13 are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject this Plan.

(d)Individual Creditor Voting Rights.  Notwithstanding anything to the contrary in this Plan, the voting rights of holders of Claims in any Class shall be governed in all respects by the Solicitation Procedures Order.

3.5Cramdown.

If any Class of Claims is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may (i) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code.  If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.6No Waiver.

Nothing contained in this Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS.

4.1Secured Claims (Class 1).

(a)Treatment:  The legal, equitable, and contractual rights of the holders of Secured Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Secured Claim agrees to different treatment, on the Effective Date or as soon as reasonably practicable thereafter, each holder of an Allowed Secured Claim shall receive, on account of such Allowed Claim, (i) payment in full in Cash in accordance with section 506(a) of the Bankruptcy Code, (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, or (iii) such other treatment as may be necessary to render such Claim Unimpaired.

(b)Impairment and Voting:  Secured Claims are Unimpaired.  Holders of Secured Claims are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Secured Claims.

4.2Other Priority Claims (Class 2).

(a)Treatment:  The legal, equitable, and contractual rights of holders of Other Priority Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, on the Effective Date or as soon as reasonably practicable thereafter, each holder of an Allowed Other Priority Claim shall receive, on account of such Allowed Claim, (i) payment in full in Cash or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(b)Impairment and Voting:  Other Priority Claims are Unimpaired.  Holders of Other Priority Claims are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Priority Claims.

4.3Convenience Class Claims (Class 3).

(a)Treatment:  Except to the extent that a holder of an Allowed Convenience Class Claim agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Convenience Class Claim, each holder an Allowed Convenience Class Claim shall receive Available Cash equal to [●]percent ([●]%) of such holder’s Allowed Convenience Class Claim on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date upon which such Convenience Class Claim becomes an Allowed Convenience Class Claim.

(b)Impairment and Voting:  Convenience Class Claims are Impaired.  Holders of Convenience Class Claims are entitled to vote to accept or reject the Plan.

4.4Trade and Other Unsecured Claims (Class 4).

(a)Treatment:  Except to the extent that a holder of an Allowed Trade and Other Unsecured Claim agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Trade and Other Unsecured Claim, each such holder shall receive, from the Insys Liquidation Trust, its Pro Rata share of Estate Distributable Value attributable to Class 4 calculated in accordance with the Plan Distribution Formula; provided, however, that no holder of an Allowed Trade and Other Unsecured Claim shall receive a distribution prior to the TUC Class Amount Final Determination.

(b)Impairment and Voting:  Trade and Other Unsecured Claims are Impaired.  Holders of Trade and Other Unsecured Claims are entitled to vote to accept or reject the Plan.

(c)Disallowance:  Any portion of any DOJ Restitution Claim made on behalf of a holder of an Allowed Trade and Other Unsecured Claim is Disallowed as duplicative of such Trade and Other Unsecured Claim.

4.5Insurance Related Claims (Class 5).

(a)Treatment:  In accordance with the Plan Settlement as provided in Section 5.1 of this Plan, and as further described and explained in the Disclosure Statement, except to the extent that a holder of an Allowed Insurance Related Claim agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Insurance Related Claim, following the determination of the allocation between ERISA Health Plan Claims, all other Third Party Payor Claims, and Insurance Ratepayer Claims by the ILT Claims Arbiter, the Insys Liquidation Trust shall distribute to the holder of each Allowed Insurance Related Claim such holder’s share of Estate Distributable Value attributable to Class 5 calculated in accordance with the Plan Distribution Formula and in accordance with the Third Party Payor Class Claim Procedures and the Insurance Ratepayer Procedures, as applicable.

(b)Impairment and Voting:  Insurance Related Claims are Impaired.  Holders of Insurance Related Claims are entitled to vote to accept or reject the Plan.

(c)Disallowance:  All Insurance Ratepayer Claims other than the Insurance Ratepayer Class Claims are Disallowed and expunged as duplicative of the Insurance Ratepayer Class Claims.  For the avoidance of doubt, such duplicative Claims include any portion of any DOJ Restitution Claim made on behalf of a holder of an Insurance Ratepayer Claim.  In addition, any portion of any DOJ Restitution Claim made by or on behalf of a holder of a Third Party Payor Claim is Disallowed and expunged as duplicative of such Third Party Payor Claim.

4.6Hospital Claims and NAS Monitoring Claims (Class 6).

(a)Treatment:  In accordance with the Plan Settlement as provided in Section 5.1 of this Plan, and as further described and explained in the Disclosure Statement, except to the extent that a holder of an Allowed Hospital Claim or Allowed NAS Monitoring Claim agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed Hospital Claim and Allowed NAS Monitoring Claim, following the determination of the allocation between Hospital Claims and NAS Monitoring Claims by the ILT Claims Arbiter, the Insys Liquidation Trust shall distribute to the holder of each Allowed Hospital Claim and each Allowed NAS Monitoring Claim such holder’s share of Estate Distributable Value attributable to Class 6 calculated in accordance with the Plan Distribution Formula and in accordance with the Hospital Class Procedures and the NAS Monitoring Class Procedures, as applicable.

(b)Impairment and Voting:  Hospital Claims and NAS Monitoring Claims are Impaired.  Holders of Hospital Clams and NAS Monitoring Claims are entitled to vote to accept or reject the Plan.

(c)All Hospital Claims and NAS Monitoring Claims, other than the Hospital Class Claim and the NAS Monitoring Class Claim, are Disallowed and expunged as duplicative of either the Hospital Class Claim or the NAS Monitoring Class Claim.  For the avoidance of doubt, such duplicative Claims include any portion of any DOJ Restitution Claim made on behalf of a holder of a Hospital Claim or a NAS Monitoring Claim.  In addition, any portion of any DOJ Restitution Claim made by or on behalf of a holder of a Hospital Claim or NAS Monitoring Claim is Disallowed and expunged as duplicative of such Hospital Claim or NAS Monitoring Claim.

4.7DOJ Claims (Class 7).

(a)Allowance:  The Allowed DOJ Civil Claim is allowed in the amount of $243 million.  To the extent a proof of claim is filed by the DOJ in respect of the DOJ Forfeiture Claims prior to the Government and Native American Tribes Bar Date, any DOJ Forfeiture Claim is Allowed in the amount filed, but not to exceed $30 million.  Any DOJ Restitution Claim is treated in the Plan Class applicable to the underlying restitution claim, and any amounts distributed in respect thereof will be distributed as restitution.

(b)Treatment:  Except to the extent that the DOJ agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of the Allowed DOJ Claims (except any DOJ Restitution Claim), the DOJ shall receive, as restitution with respect to the Allowed DOJ Civil Claim, from the Insys Liquidation Trust all Estate Distributable Value attributable to Class 7 calculated in accordance with the Plan Distribution Formula; provided, however, that pursuant to the DOJ Settlement Order, the DOJ will receive no Distributions on account of the Allowed DOJ Civil Claim until the DOJ Claim Threshold Time, after which Distributions will be made to the DOJ on account of the Allowed DOJ Civil Claim calculated in accordance with the Plan Distribution Formula.

(c)Impairment and Voting:  DOJ Claims are Impaired.  The DOJ is entitled to vote to accept or reject the Plan.

4.8SMT Group Claims (Class 8).

(a)Treatment:  Except to the extent that a holder of an SMT Group Claim agrees to different treatment or has been paid for such Claim prior to the Effective Date, in full and final satisfaction, settlement, release, and discharge of an Allowed SMT Group Claim, each such holder shall receive, as restitution, from the Insys Liquidation Trust and the Victims Restitution Trust, as applicable, its Pro Rata share (based upon subsection (c) below) of (i) Estate

Distributable Value attributable to Class 8 calculated in accordance with the Plan Distribution Formula, (ii) a ten percent (10%) interest in any Products Liability Insurance Proceeds, and (iii) a one-hundred percent (100%) interest in any Excess Products Liability Insurance Proceeds; provided, however, that no Distributions shall be made to holders of Allowed SMT Group Claims until the Pro Rata share is determined in accordance with subsection (c) below.

No holder of an Allowed SMT Group Claim shall receive Distributions that aggregate to more than the amount of such holder’s Allowed Claim. Nothing herein shall prejudice the ability of any party in interest to argue that any particular SMT Group Claim is not entitled to any value being provided in the Plan.

(b)Impairment and Voting:  SMT Group Claims are Impaired.  Holders of SMT Group Claims are entitled to vote to accept or reject the Plan.

(c)Pro Rata Share: The Pro Rata share of Distributions made in respect of Claims in Class 8 shall be determined by either (i) Class 8 distribution procedures filed with the Plan Supplement or otherwise within six (6) months of the Effective Date based on an agreement among SMT Group Representatives and approved by the Bankruptcy Court, or (ii) based on the Allowance and Disallowance of Class 8 Claims by the Liquidating Trustee, and the expenses of the processes described in the foregoing clauses (i) and (ii) shall be deducted from Estate Distributable Value attributable to Class 8.

(d)Disallowance:  Any portion of any DOJ Restitution Claim made on behalf of a holder of an Allowed SMT Group Claim is Disallowed and expunged as duplicative of such SMT Group Claim.

4.9Personal Injury Claims (Class 9).

(a)Treatment:  In accordance with the Plan Settlement as provided in Section 5.1 of this Plan, and as further described and explained in the Disclosure Statement, except to the extent that a holder of an Allowed Personal Injury Claim agrees to different treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Personal Injury Claim, each such holder shall receive, from the Victims Restitution Trust, its Pro Rata share of ninety  percent (90%) of any Products Liability Insurance Proceeds.

No holder of an Allowed Personal Injury Claim will receive Distributions of Products Liability Insurance Proceeds in excess of each such holder’s Allowed Personal Injury Claim.

(b)Impairment and Voting:  Personal Injury Claims are Impaired.  Holders of Personal Injury Claims are entitled to vote to accept or reject the Plan.

(c)Disallowance:  Any portion of any DOJ Restitution Claim made on behalf of a holder of an Allowed Personal Injury Claim is Disallowed and expunged as duplicative of such Personal Injury Claim.

4.10510(a)/(b) Subordinated Claims (Class 10).

(a)Treatment:  510(a)/(b) Subordinated Claims are subordinated pursuant to this Plan and sections 510(a) and 510(b) of the Bankruptcy Code.  510(a)/(b) Subordinated Claims shall be deemed expunged, released, and extinguished without further action by or order of the Bankruptcy Court, and shall be of no further force or effect.

(b)Impairment and Voting:  510(a)/(b) Subordinated Claims are Impaired.  Holders of 510(a)/(b) Subordinated Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of 510(a)/(b) Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Claims.

4.11510(c) Subordinated Claims (Class 11).

(a)Treatment:  510(c) Subordinated Claims are subordinated pursuant to this Plan and section 510(c) of the Bankruptcy Code.  510(c) Subordinated Claims shall be deemed expunged, released, and extinguished without further action by or order of the Bankruptcy Court, and shall be of no further force or effect.

(b)Impairment and Voting:  510(c) Subordinated Claims are Impaired.  Holders of Subordinated Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of 510(c) Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Claims.

4.12Intercompany Claims (Class 12).

(a)Treatment:  Holders of Intercompany Claims shall not receive or retain any property under this Plan on account of such Claims.  Intercompany Claims shall be deemed expunged, released, and extinguished without further action by or order of the Bankruptcy Court, and shall be of no further force or effect.

(b)Impairment and Voting:  Intercompany Claims are Impaired.  Holders of Intercompany Claims are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.13Equity Interests (Class 13).

(a)Treatment:  Holders of Equity Interests shall not receive or retain any property under this Plan on account of such Interests.  As of the Effective Date, Equity Interests shall be deemed surrendered, cancelled, and/or redeemed without further action by or order of the Bankruptcy Court, and shall be of no further force or effect.  On or promptly after the Effective Date, the Liquidating Debtors and/or the Liquidating Trustee shall cause Insys Therapeutics, Inc. to issue the Parent Equity Interest to the Insys Liquidation Trust solely for purposes of effectuating the dissolution of the Liquidating Debtors.

(b)Impairment and Voting:  Equity Interests are Impaired.  Holders of Equity Interests are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Equity Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Equity Interests.

4.14Debtors’ Rights with Respect to Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under the Plan shall affect the rights of the Liquidating Debtors or the Liquidating Trustee with respect to an Unimpaired Claim, including all rights with respect to legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

ARTICLE V	MEANS FOR IMPLEMENTATION.

5.1Plan Settlement.

(a)As further described in the Disclosure Statement, the provisions of this Plan (including the release and injunctive provisions contained in Article X of this Plan) and the other documents entered into in connection with this Plan and the Trust Formation Transactions constitute a good faith compromise and settlement among the Settling Parties of Claims and controversies among such parties.  The Plan, including the explanation set forth in the Disclosure Statement, shall be deemed a motion to approve the Plan Settlement and the good faith compromise and settlement of all of the Claims and controversies described in the foregoing sentence pursuant to Bankruptcy Rule 9019, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Plan Settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that the Plan Settlement is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

(b)This Plan, the Plan Settlement, the Plan Documents, and the Confirmation Order constitute a good faith compromise and settlement of Claims and controversies based upon the unique circumstances of these Chapter 11 Cases (such as the limited funds of the Estates, total value available, the unique facts and circumstances relating to these Debtors as compared to other defendants in the general opioid space, and the need for an accelerated resolution without litigation) and none of the foregoing documents, nor any materials used in furtherance of Plan confirmation (including, but not limited to, the Disclosure Statement, and any notes related to, and drafts of, such documents and materials), may be offered into evidence, deemed an admission, used as precedent, or used by any party or Person in any context whatsoever beyond the purposes of this Plan, in any other litigation or proceeding except as necessary, and as admissible in such context, to enforce their terms before the Bankruptcy Court or any other court of competent jurisdiction.  This Plan, the Plan Settlement, the Plan Documents, and the Confirmation Order will be binding as to the matters and issues described therein, but will not be binding with respect to similar matters or issues that might arise in any other litigation or proceeding in which none of the Debtors, the Liquidating Debtors, or either Trust is a party.  Any Person’s support of, or position or action taken in connection with, this Plan, the Plan Settlement, the Plan Documents, and the Confirmation Order may differ from his position or testimony in any other litigation or proceeding except in connection with these Chapter 11 Cases.  Further, and as all parties to the Mediation agreed, this Plan Settlement is not intended to be a blueprint for other chapter 11 cases in the opioid space, nor is it intended to be used as precedent by any Person or party.

5.2Substantive Consolidation of the Debtors.

The Plan shall be implemented through a substantive consolidation of the assets and liabilities of the Debtors with one another.  The Confirmation Order shall contain findings supporting the conclusions providing for substantive consolidation for purposes of distribution on the terms set forth in this Section of the Plan.  The substantive consolidation of the Assets and liabilities and properties of the Debtors shall have the following effects:

(a)The Chapter 11 Cases of the Debtors shall be consolidated into the case of Insys Therapeutics, Inc. as a single consolidated case with respect to Claims against the Debtors. All property of the Estate of each Debtor shall be deemed to be property of the consolidated estates with respect to the payment of Claims against the Debtors.

(b)All Claims against each Debtor’s Estate shall be deemed to be Claims against the consolidated estates, all proofs of claim filed against one or more of the Debtors shall be deemed to be a single Claim filed against the consolidated estates, and all duplicate proofs of claim for the same Claim filed against more than one Debtor shall be deemed expunged.

(c)As set forth in Section 4.12, no Distributions under the Plan shall be made on account of Intercompany Claims among the Debtors.

(d)For purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of section 553, debts due to any of the Debtors may be set off against the debts of any other of the Debtors.

5.3Administration of Class Claims.3

(a)Insurance Ratepayer Class Claims.

(i)

Other than to the limited extent provided in this Plan with respect to overall treatment of Insurance Related Claims and allocations between the Insurance Ratepayer Class Claims, the ERISA Health Plan Claims, and the other Third Party Payor Claims, the Insurance Ratepayer Class Claims and individual claims represented thereby will be administered in accordance with the Insurance Ratepayer Class Claims Procedures and any related approved allocation plan as described therein.

(ii)	The Insurance Ratepayer Class Representative (as defined in the Insurance Ratepayer Class Claim Procedures) will be selected by holders of Insurance Related Claims that are represented by the

[3]

For the avoidance of doubt, to the extent any procedures in Section 5.3 require further Bankruptcy Court approval, no party will have standing to object other than the claimants in the specific class affected thereby.

Insurance Ratepayer Class Claims prior to the Confirmation Hearing and identified in the Plan Supplement.
(iii)

Notwithstanding anything to the contrary in this Plan with respect to Distributions, Distributions from the Insys Liquidation Trust on account of the Insurance Ratepayer Class Claims (i) shall only be made to the Insurance Ratepayer Class Representatives, or a single designated claims administrator, and allocated among individual class members in accordance with the Insurance Ratepayer Class Claims Procedures and any related approved allocation plan and (ii) shall not be made until an allocation plan has been approved by the Bankruptcy Court as provided in the Insurance Ratepayer Class Claims Procedures.

(b)Third Party Payor Claims.

(i)

Other than to the limited extent provided in this Plan with respect to overall treatment of Insurance Related Claims and allocations between the Insurance Ratepayer Class Claims, the ERISA Health Plan Claims, and the other Third Party Payor Claims, the Third Party Payor Class Claim will be administered in accordance with the Third Party Payor Class Claim Procedures and any related approved allocation plan as described therein.

(ii)

The Third Party Payor Class Representative (as defined in the Third Party Payor Class Claim Procedures) will be selected by holders of Third Party Payor Claims that are represented by the Third Party Payor Class Claim prior to the Confirmation Hearing and identified in the Plan Supplement.

(iii)

Notwithstanding anything to the contrary in this Plan with respect to Distributions, Distributions from the Insys Liquidation Trust on account of the Third Party Payor Class Claim (i) shall be made by a designated claims administrator, and allocated among individual claimants in accordance with the Third Party Payor Class Claim Procedures and any related approved allocation plan and (ii) shall not be made until an allocation plan has been approved by the Bankruptcy Court as provided in the Third Party Payor Class Claim Procedures.

(c)Hospital Class Claim.

(i)

Other than to the limited extent provided in this Plan with respect to overall treatment of Hospital Claims and NAS Monitoring Claims and allocations between the Hospital Class Claim and the NAS Monitoring Class Claim, the Hospital Class Claim and individual claims represented thereby will be administered in accordance with the Hospital Class

Claim Procedures and any related approved allocation plan as described therein.
(ii)

The Hospital Class Representative (as defined in the Hospital Class Claim Procedures) will be selected by holders of Hospital Claims that are represented by the Hospital Class Claim prior to the Confirmation Hearing and identified in the Plan Supplement.

(iii)

Notwithstanding anything to the contrary in this Plan with respect to Distributions, Distributions from the Insys Liquidation Trust on account of the Hospital Class Claim (i) shall only be made to the Hospital Class Representative, or designated claims administrator, and allocated among individual class members in accordance with the Hospital Class Claim Procedures and any related approved allocation plan and (ii) shall not be made until an allocation plan has been approved by the Bankruptcy Court as provided in the Hospital Class Claim Procedures.

(d)NAS Monitoring Class Claim.

(i)

Other than to the limited extent provided in this Plan with respect to overall treatment of Hospital Claims and NAS Monitoring Claims and allocations between the Hospital Class Claim and the NAS Monitoring Class Claim, the NAS Monitoring Class Claim and individual claims represented thereby will be administered in accordance with the NAS Monitoring Class Claim Procedures and any related approved allocation plan as described therein.

(ii)

The NAS Monitoring Class Representative (as defined in the NAS Monitoring Class Claim Procedures) will be selected by holders of NAS Monitoring Claims that are represented by the NAS Monitoring Class Claim prior to the Confirmation Hearing and identified in the Plan Supplement.

(iii)

Notwithstanding anything to the contrary in this Plan with respect to Distributions, Distributions from the Insys Liquidation Trust on account of the NAS Monitoring Class Claim (i) shall only be made to the NAS Monitoring Class Representative, or designated claims administrator, and allocated among individual class members in accordance with the NAS Monitoring Class Claim Procedures and any related approved allocation plan and (ii) shall not be made until an allocation plan has been approved by the Bankruptcy Court as provided in the NAS Monitoring Class Claim Procedures.

5.4Vesting of Assets.

On the Effective Date, and if applicable, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, all Assets shall vest in the Insys Liquidation Trust or the Victims

Restitution Trust, as applicable.  The Trusts shall own such Assets, as of the Effective Date, free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind.

5.5Cancellation of Notes, Interests, Instruments, Certificates, and Other Documents.

Except as otherwise provided herein, on and after the Effective Date, all Equity Interests and all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims against or Interests in the Debtors or obligations of the Debtors or Liquidating Debtors, as applicable, thereunder or in any way related to the foregoing shall be deemed cancelled, satisfied in full, and of no further force and effect without any need for further action or approval of the Bankruptcy Court.

5.6Liquidating Trustee.

(a)Appointment and Role of Liquidating Trustee.  The Liquidating Trustee will be selected by the mutual agreement of the Creditors’ Committee and the SMT Group Representatives by the Plan Supplement Filing Deadline; provided, however, that if no such agreement can be reached by the Plan Supplement Filing Deadline, the Debtors shall select the Liquidating Trustee after consultation with the Creditors’ Committee and the SMT Group Representatives.  The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be effective as of the date upon which the first Trust is established.  In accordance with the Trust Agreements, and in furtherance of, and consistent with, the purposes of the Trusts and this Plan, the Liquidating Trustee shall have the power and authority to act as trustee of the Trusts and perform the Authorized Acts through the earlier of (i) the end of the Operating Term and (ii) the date such Liquidating Trustee resigns, is terminated, or is otherwise unable to serve for any reason.

(b)Liquidating Trustee’s Tax Power for Debtors.  The Liquidating Trustee, in its capacity as the trustee of the Insys Liquidation Trust, shall have full and exclusive authority and responsibility with respect to all taxes of the Debtors (including, without limitation, as the common parent or other agent of any consolidated, combined, or unitary tax group of which the Debtors were the agent), to the same extent as if the Liquidating Trustee were the debtor-in-possession.  Without limiting the foregoing, each of the Debtors shall execute, on or prior to the Effective Date, a power of attorney authorizing the Liquidating Trustee, in its capacity as the trustee of the Insys Liquidation Trust, to correspond with any taxing authority on behalf of such Debtor and to sign, collect, negotiate, settle, and administer tax payments and tax returns.  In furtherance of the foregoing:

(i)

Following the Effective Date, the Liquidating Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all tax returns required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended tax returns or requests for refunds for all taxable periods.

(ii)	The Insys Liquidation Trust shall be entitled to all tax refunds of the Debtors, and the Insys Liquidation Trust shall bear responsibility for all tax liabilities of the Debtors for all taxable years, to the extent not satisfied or otherwise released by the Plan.

(c)Retention of Professionals by Liquidating Trustee.  The Liquidating Trustee may retain and reasonably compensate counsel and other professionals to assist in its duties as Liquidating Trustee on such terms as the Liquidating Trustee deems appropriate without Bankruptcy Court approval, subject to the provisions of the Trust Agreements.  The Liquidating Trustee may retain any professional, including any professional who represented parties in interest in the Chapter 11 Cases.  All fees and expenses incurred in connection with the foregoing shall be payable from the applicable Trust Operating Reserve, subject to the terms of the Trust Agreements.

(d)Exculpation of Liquidating Trustee.  The Liquidating Trustee shall be exculpated (subject, in each case, to exceptions for willful misconduct, bad faith, gross negligence, or fraud) to the fullest extent allowable by applicable law with respect to the liquidation of the Trust Assets and administration of the Trusts.

(e)TUC Class Amount Final Determination.  The Liquidating Trustee will use its best efforts to achieve the TUC Class Amount Final Determination within six (6) months of the Effective Date; provided, however, that the TUC Class Amount shall be based on an estimate of Allowed Claims in Class 4 as of such time and shall not require a full resolution of all Claims in such Class.  After the TUC Class Amount Final Determination, if the TUC Class Amount is less than $[●], Estate Distributable Value in the ILT Recovery Fund that was initially attributable to Class 4 shall be reallocated among all Classes in accordance with the Plan Distribution Formula.

5.7Insys Liquidation Trust.

(a)Establishment of Insys Liquidation Trust.  On or before the Effective Date, the Debtors, or the Liquidating Debtors, and/or the Liquidating Trustee4 shall take all necessary steps to establish the Insys Liquidation Trust for the benefit of holders of Non-PI General Unsecured Claims including executing the ILT Agreement and the Trust Transfer Agreement, and all Privileges held by the Debtors or the Liquidating Debtors shall transfer to, and vest exclusively in, the Trusts.  This Section of the Plan sets forth certain of the rights, duties, and obligations of the ILT Board and the ILT Claims Arbiter with respect to the Insys Liquidation Trust.  In the event of any conflict between the terms of the Plan and the terms of the ILT Agreement, the terms of the ILT Agreement shall govern.

(b)Issuance of Parent Equity Interest to Insys Liquidation Trust.  On the Effective Date, after the transfer of the ILT Assets to the Insys Liquidation Trust pursuant to Section 5.7(d) of the Plan, the Liquidating Debtors and/or the Liquidating Trustee shall cause Insys Therapeutics, Inc. to issue the Parent Equity Interest to the Insys Liquidation Trust.  The Parent Equity Interest shall be the only share of common stock of Insys Therapeutics, Inc.,

[4]	With respect to actions taken in this Section, the Liquidating Trustee is acting solely in its capacity as trustee of the Insys Liquidation Trust.

representing one-hundred percent (100%) of the capital stock thereof, from and after the Effective Date.

(c)Purpose of Insys Liquidation Trust. The Insys Liquidation Trust shall be established for the purposes described in this Plan (including, without limitation, to allow the Liquidating Trustee to carry out the Authorized Acts) and any others more fully described in the ILT Agreement.  The Insys Liquidation Trust shall retain all rights to commence and pursue all Causes of Action (other than Causes of Action arising from the Products Liability Insurance Policies which shall be reserved for the Victims Restitution Trust) that are not released under the Plan.  The Insys Liquidation Trust shall have no objective to continue or engage in the conduct of a trade or business (except to the extent reasonably necessary, in the discretion of the Liquidating Trustee, and subject to the approval of the ILT Board, to maximize value).

The Insys Liquidation Trust shall administer, process, settle, resolve, liquidate, satisfy, and pay (from the designated funds therefor), as applicable, Claims against the Debtors (other than Personal Injury Claims), subject to the terms of the ILT Agreement, this Plan, and the Confirmation Order.  All such Claims shall be liquidated and paid in accordance with the ILT Agreement, this Plan, and the Confirmation Order.  The Insys Liquidation Trust shall be administered and implemented by the Liquidating Trustee with the oversight of the ILT Board as provided in the ILT Agreement.

(d)Transfer of ILT Assets to Insys Liquidation Trust.  On the Effective Date, the ILT Assets will be transferred to and vest in the Insys Liquidation Trust in accordance with the terms set forth herein (including Sections 5.7(e) and (f) below with respect to the Insurance Rights Transfer and the funding and transfer of the ILT Operating Reserve) and the ILT Agreement; provided, however, that to the extent certain assets comprising the ILT Assets, because of their nature or because such assets will accrue or become transferable subsequent to the Effective Date, and cannot be transferred to, vested in, and assumed by the Insys Liquidation Trust on such date, such Assets shall be automatically, and without further act or deed, transferred to, vested in, or assumed by the Insys Liquidation Trust as soon as reasonably practicable after such date.  Notwithstanding anything in this Plan to the contrary, no monies, choses in action, and/or assets comprising the ILT Assets that have been transferred, granted, assigned, or otherwise delivered to the Insys Liquidation Trust shall be used for any purpose other than in accordance with the Plan and the ILT Agreement.  Such transfer of the ILT Assets shall be free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind.

(e)Insurance Rights Transfer.  In furtherance of the purpose of the Insys Liquidation Trust:

(i)

On the Effective Date, the Liquidating Debtors shall irrevocably transfer, grant, and assign to the Insys Liquidation Trust, and the Insys Liquidation Trust shall receive and accept, any and all of the Debtors’ Insurance Rights (other than the Products Liability Insurance Rights).  To the extent any Insurance Company (other than a Products Liability Insurance Company) consented to a prepetition settlement agreement of a Non-PI General Unsecured Claim, or otherwise has consented to pay such a Claim on behalf of one or more of the Debtors, the Debtors shall transfer and assign to the Insys Liquidation Trust the right to enforce such Insurance Company’s obligation.  The Insurance Rights Transfer is made to the Insys Liquidation Trust for the benefit of Persons who have a Non-PI General Unsecured Claim for compensation for damages against the Debtors.

(ii)

The Insurance Rights Transfer is made free and clear of all Claims, Liens, encumbrances, or Causes of Action of any nature whatsoever, except available limits of liability for coverage of certain types of Claims under one or more Insurance Policies that may have been reduced by certain prepetition payments made by an Insurance Company to, or on behalf of, one or more of the Debtors.

(iii)

The Insys Liquidation Trust shall become liable for and shall satisfy, to the extent required under applicable law, any retrospective premiums, deductibles, self-insured retentions, and any other amounts arising in any way out of any and all Allowed Non-PI General Unsecured Claims, regardless of whether such amounts arise before or after the Effective Date.

(iv)	The Insys Liquidation Trust shall comply with all terms and provisions of the Insurance Policies and applicable law.
(v)	The Insurance Rights Transfer is made to the maximum extent possible under applicable law.
(vi)	The Insurance Rights Transfer is absolute and does not require any further action by the Debtors, the Liquidating Debtors, the Insys Liquidation Trust, the Bankruptcy Court, or any other Entity.
(vii)	The Insurance Rights Transfer shall be governed by, and construed in accordance with, the Bankruptcy Code and the other applicable laws governing the Insurance Policies.

(f)Funding of ILT Operating Reserve.  On the Effective Date, the Debtors or the Liquidating Debtors shall reserve from Available Cash the amount of $1 million to initially fund the ILT Operating Reserve and the Liquidating Debtors shall assign and transfer the ILT Operating Reserve to the Insys Liquidation Trust to satisfy and pay ILT Operating Expenses.  Periodically until the ILT Termination Date, the Liquidating Trustee will replenish the ILT Operating Reserve from Available Cash pursuant to Section 5.14 and from Surplus Reserved Cash pursuant to Section 5.15 to the extent deemed necessary by the Liquidating Trustee to satisfy and pay estimated future ILT Operating Expenses.  A separate account will be established by the Liquidating Trustee for the ILT Operating Reserve.

(g)ILT Operating Expenses.  The Liquidating Trustee, the ILT Claims Arbiter, the ILT Board, and any other professionals engaged by the Insys Liquidation Trust shall be entitled to compensation and reimbursement of costs, expenses, and fees, as provided in the ILT Agreement, which may only be paid pursuant to the terms of this Plan.  The Insys Liquidation Trust shall pay the ILT Operating Expenses.

(h)Administrative Obligations and Assumption of Liabilities.  In furtherance of the purposes of the Insys Liquidation Trust, and subject to the ILT Agreement, the Insys Liquidation Trust shall expressly (i) assume all responsibility and liability for all (A) Non-PI General Unsecured Claims against the Debtors and the Liquidating Debtors, (B) all ILT Operating Expenses and (C) Administrative Expense Claims, Secured Claims, and Priority Claims against the Debtors and the Liquidating Debtors and (ii) undertake to administer and pay the foregoing with funds designated to (A) the ILT Recovery Fund, (B) the ILT Operating Reserve, and (C) the Priority Reserve, respectively.  The Insys Liquidation Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Claims that the Debtors or the Liquidating Debtors have, or would have had, under applicable law and solely to the extent consistent with the ILT Agreement; provided, however, that no such claims, defenses, or rights may be asserted against the Debtors or the Liquidating Debtors, or in contravention of the Plan Settlement.

(i)ILT Claims Arbiter.

(i)

The ILT Claims Arbiter will be selected by the Creditors’ Committee upon consideration of lists of names provided by representatives of Class 5 and Class 6, and will be identified in the Plan Supplement.  In accordance with the ILT Agreement, the ILT Claims Arbiter shall serve in such capacity through the earlier of (i) sixty (60) days after the Effective Date and (ii) the date such ILT Claims Arbiter resigns, is terminated, or is otherwise unable to serve for any reason.

(ii)

In furtherance of, and consistent with, the purpose of the Insys Liquidation Trust and this Plan, the ILT Claims Arbiter shall have the power and authority to determine the following issues: (1) the appropriate allocation of Estate Distributable Value in Class 5 on account of (a) the aggregate ERISA Health Plan Claims, (b) the aggregate amount of other Third Party Payor Claims, and (c) the aggregate Insurance Ratepayer Class Claims; and (2) the appropriate allocation of Estate Distributable Value in Class 6 on account of (a) the aggregate Hospital Class Claim and (b) the aggregate NAS Monitoring Class Claim (but not allocations among individuals whose claims are represented by such Class Claims).  To reduce ILT Operating Expenses and promote efficiency, and subject to the terms of the ILT Agreement, the ILT Claims Arbiter will attempt in good faith to negotiate a consensual resolution regarding the foregoing allocations prior to making any determination, which determination shall be final and non-appealable.  The procedures for submissions to the ILT Claims Arbiter will be filed with the Plan Supplement.

(iii)	The ILT Claims Arbiter will receive compensation of $175,000 to cover all fees and expenses.

(j)ILT Board.  The ILT Board will be comprised of three (3) members appointed to serve as the board of managers of the Insys Liquidation Trust.  Two (2) such members shall be selected by the SMT Group Representatives and one (1) such member shall be selected by the Creditors’ Committee, in each case by the Plan Supplement Filing Deadline; provided, however, that if either the SMT Group Representatives or the Creditors’ Committee does not select the applicable number of ILT Board members by the Plan Supplement Filing Deadline, the Debtors or the Liquidating Debtors, as applicable, may select the remaining members upon consultation with the SMT Group Representatives and the Creditors’ Committee as applicable (if such parties elect to exercise such consultation rights).  In all cases, the ILT Board members will be selected in good faith consultation with the Debtors.  The ILT Board shall have general governance rights over the Insys Liquidation Trust in accordance with the ILT Agreement.  In addition, in its sole discretion, the ILT Board may engage the VRT Insurance Negotiator to assist in liquidating insurance claims (in such capacity, the ILT Insurance Negotiator).  The composition of the ILT Board will be set forth in the Plan Supplement.

(k)Periodic Reporting.  The Liquidating Trustee shall provide periodic reporting to the ILT Board (which shall be filed with the Bankruptcy Court in summary form) of the determination and any re-determination, as applicable, of the total amounts allocated to the ILT Recovery Fund, the Priority Reserve, the Disputed Claims Reserves for Non-PI General Unsecured Claims, and the ILT Operating Reserve.

(l)Institution and Maintenance of Legal and Other Proceedings.  As of the date upon which the Insys Liquidation Trust is established, the Insys Liquidation Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Insys Liquidation Trust.  The Insys Liquidation Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and the Liquidating Debtors if deemed necessary or appropriate by the Liquidating Trustee, the ILT Claims Arbiter, or the ILT Insurance Negotiator.  The Insys Liquidation Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the date upon which the Insys Liquidation Trust is established arising from, or associated with, any legal action or other proceeding brought pursuant to this Section of the Plan and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of any Insurance Proceeds (other than any Products Liability Insurance Proceeds) by the Insys Liquidation Trust.5  For the avoidance of doubt, the Insys Liquidation Trust, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and applicable state corporate law, is appointed as the successor-in-interest to, and representative of, the Debtors and their Estates for the retention, enforcement, settlement, or adjustment of all Claims, other than Personal Injury Claims.

(m)Dissolution.  The Insys Liquidation Trust shall be dissolved and the Liquidating Trustee, the ILT Claims Arbiter, and the ILT Board shall be discharged from their duties with respect to the Insys Liquidation Trust upon completion of their duties as set forth in this Plan and the ILT Agreement which, for the avoidance of doubt, shall be no earlier than the date on which (i) all Disputed Non-PI General Unsecured Claims have been resolved, (ii) all ILT

[5]	For the avoidance of doubt, the Insys Liquidation Trust will not pay premiums for tail coverage of Insurance Policies related to directors’ and officers’ liability.

Assets have been liquidated, and (iii) all Distributions from the Insys Liquidation Trust required to be made by the Liquidating Trustee under the Plan and the ILT Agreement have been made, unless dissolution on an earlier date is authorized pursuant to a Final Order of the Bankruptcy Court.  Upon dissolution of the Insys Liquidation Trust, any Cash remaining in the ILT Recovery Fund and the ILT Operating Reserve shall be distributed to holders of Allowed Non-PI General Unsecured Claims in accordance with the Plan Distribution Formula and as otherwise allocated under Article IV and Section 5.3 of this Plan.

(n)U.S. Federal Income Tax Treatment of Insys Liquidation Trust.  In furtherance of this Section of the Plan, and subject to the next two paragraphs of this Section, (i) the Insys Liquidation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684 and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Internal Revenue Code to the holders of beneficial interests in the Insys Liquidation Trust, consistent with the terms of the Plan; (ii) the sole purpose of the Insys Liquidation Trust shall be the liquidation and distribution of the ILT Assets in accordance with Treasury Regulation Section 301.7701-4(d), including the resolution of Claims (other than Personal Injury Claims) in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors, their Estates, the Liquidating Debtors, holders of beneficial interests in the Insys Liquidation Trust, and the Liquidating Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of beneficial interests in the Insys Liquidation Trust, followed by the deemed transfer of such Assets to the Insys Liquidation Trust); (iv) all parties shall report consistently with the valuation of the ILT Assets transferred to the Insys Liquidation Trust as determined by the Liquidating Trustee (or its designee); (v) the Liquidating Trustee shall be responsible for filing returns for the Insys Liquidation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a); and (vi) the Liquidating Trustee shall annually send to each holder of beneficial interests in the Insys Liquidation Trust a separate statement regarding the receipts and expenditures of the Trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee may timely elect to (i) treat any portion of the Insys Liquidation Trust allocable to, or retained on account of, Disputed Claims (e.g., a Disputed Claims Reserve) as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors, their Estates, the Liquidating Debtors, holders of beneficial interests in the Insys Liquidation Trust, and the Liquidating Trustee) shall report, for United States federal, state, and local income tax purposes, consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed Claims, all distributions thereof shall be net of any costs and expenses, including taxes, relating to the retention or disposition of such assets, and the Liquidating Trustee shall be responsible for payment, out of such assets, of any taxes imposed on or with respect to such assets. All parties (including, without limitation, the

Debtors, their Estates, the Liquidating Debtors, the Insys Liquidation Trust, and the holders of beneficial interests in the Insys Liquidation Trust) will be required to report for tax purposes consistently with the foregoing.

Notwithstanding the preceding paragraphs, all or part of the Insys Liquidation Trust may be treated (now or in the future) as a “qualified settlement fund” within the meaning of, and as required by, Treasury Regulation Section 1.468B-1.  If the Insys Liquidation Trust or any portion thereof is treated as a qualified settlement fund, it shall be treated consistently for state and local tax purposes, to the extent applicable.  The Liquidating Trustee and all holders of beneficial interests in the Insys Liquidation Trust shall report consistently with the foregoing. The Liquidating Trustee shall be the “administrator,” within the meaning of Treasury Regulations Section 1.468B-2(k)(3), of such qualified settlement fund. The Liquidating Trustee shall be responsible for filing all tax returns of the qualified settlement fund and the payment, out of the assets of the qualified settlement fund, of any taxes due with respect to trust assets or otherwise imposed on the qualified settlement fund (including any tax liability arising in connection with the distribution of trust assets), and shall be permitted to sell any assets of the qualified settlement fund to the extent necessary to satisfy such tax liability (including any tax liability arising in connection with such sale).

(o)Expedited Determination of Taxes.  The Liquidating Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed by or on behalf of the Insys Liquidation Trust through the ILT Termination Date, and for all tax returns filed by or on behalf of the Debtors or the Liquidating Debtors for all taxable periods of the Debtors and the Liquidating Debtors.

(p)Exculpation of ILT Claims Arbiter and ILT Board.  The ILT Claims Arbiter and the ILT Board shall be exculpated (subject, in each case, to exceptions for willful misconduct, bad faith, gross negligence, or fraud) to the fullest extent allowable by applicable law with respect to the liquidation of the ILT Assets and administration of the Insys Liquidation Trust.

5.8Victims Restitution Trust.

(a)Establishment of Victims Restitution Trust.  On the Effective Date, the Debtors, or the Liquidating Debtors, and the Liquidating Trustee6 shall take all necessary steps to establish the Victims Restitution Trust for the benefit of holders of Allowed Personal Injury Claims including executing the VRT Agreement and the Trust Transfer Agreement, and all Privileges held by the Debtors or the Liquidating Debtors shall transfer to, and vest exclusively in, the Trusts.  This Section of the Plan sets forth certain of the rights, duties, and obligations of the VRT Board and the VRT Claims Administrator with respect to the Victims Restitution Trust.  In the event of any conflict between the terms of the Plan and the terms of the VRT Agreement, the terms of the VRT Agreement shall govern.

[6]	With respect to actions taken in this Section, the Liquidating Trustee is acting solely in its capacity as trustee of the Victims Restitution Trust.

(b)Purpose of Victims Restitution Trust.  The Victims Restitution Trust shall be established for the purposes described in this Plan and any others more fully described in the VRT Agreement.  The Victims Restitution Trust shall administer, process, settle, resolve, liquidate, satisfy, and pay (from the designated funds therefor) Personal Injury Claims and make Distributions to the ILT Recovery Fund to pay SMT Group Claims against the Debtors, subject to the terms of the VRT Agreement, this Plan, and the Confirmation Order.  The Victims Restitution Trust shall be administered and implemented by the Liquidating Trustee with the oversight of the VRT Board as provided in the VRT Agreement.

(c)Products Liability Insurance Rights Transfer.  In furtherance of the purpose of the Victims Restitution Trust:

(i)

On the Effective Date, the Liquidating Debtors shall irrevocably transfer, grant, and assign to the Victims Restitution Trust, and the Victims Restitution Trust shall receive and accept, any and all of the Products Liability Insurance Rights.  To the extent any Products Liability Insurance Company consented to a prepetition settlement agreement of a Personal Injury Claim, or otherwise has consented to pay a Personal Injury Claim on behalf of one or more of the Debtors, the Debtors shall transfer and assign to the Victims Restitution Trust the right to enforce such Products Liability Insurance Company’s obligation.  The Products Liability Insurance Rights Transfer is made to the Victims Restitution Trust for the benefit of Persons who have a Claim for compensation for damages against the Debtors.

(ii)

The Products Liability Insurance Rights Transfer is made free and clear of all Claims, Liens, encumbrances, or Causes of Action of any nature whatsoever, except available limits of liability for coverage of certain types of Claims under one or more Products Liability Insurance Policies that may have been reduced by certain prepetition payments made by a Products Liability Insurance Company to, or on behalf of, one or more of the Debtors.

(iii)

The Victims Restitution Trust shall become liable for and shall satisfy, to the extent required under applicable law, any prospective premiums, deductibles, self-insured retentions, and any other amounts arising in any way out of any and all Personal Injury Claims.

(iv)	The Victims Restitution Trust shall comply with all terms and provisions of the Products Liability Insurance Policies and applicable law.
(v)	The Products Liability Insurance Rights Transfer is made to the maximum extent possible under applicable law.

(vi)

The Products Liability Insurance Rights Transfer is absolute and does not require any further action by the Debtors, the Liquidating Debtors, the Victims Restitution Trust, the Bankruptcy Court, or any other Entity.

(vii)

The Products Liability Insurance Rights Transfer shall be governed by, and construed in accordance with, the Bankruptcy Code and the other applicable laws governing the Products Liability Insurance Policies.

(viii)	Such transfer of VRT Assets shall be free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind.

(d)Funding of VRT Operating Reserve.  On the Effective Date, the Debtors or the Liquidating Debtors shall reserve from Available Cash the amount of $1 million to fund the VRT Operating Reserve and the Liquidating Debtors shall assign and transfer VRT Operating Reserve to the Victims Restitution Trust to satisfy and pay VRT Operating Expenses.  Such transfer shall be free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind.  A separate account will be established by the Liquidating Trustee for the VRT Operating Reserve.

(e)VRT Operating Expenses.  The VRT Claims Administrator, the VRT Insurance Negotiator, and the VRT Board shall be entitled to compensation as provided in the VRT Agreement. The Victims Restitution Trust shall pay all VRT Operating Expenses, including the costs, expenses, and fees of the VRT Claims Administrator, the VRT Insurance Negotiator, and the VRT Board, and their retained professionals from the VRT Operating Reserve; provided, however, that all VRT Operating Expenses shall be capped at $1 million.  The Debtors and the Liquidating Debtors shall have no obligation to pay any VRT Operating Expenses.

(f)Administrative Obligations and Assumption of Liabilities.  In furtherance of the purposes of the Victims Restitution Trust, and subject to the VRT Agreement, the Victims Restitution Trust shall expressly (i) assume all responsibility and liability for all (A) Personal Injury Claims against the Debtors and the Liquidating Debtors and (B) all VRT Operating Expenses (except as otherwise provided in the VRT Agreement), and (ii) undertake to administer and pay the foregoing with the funds designated to (A) the VRT Recovery Fund and (B) the VRT Operating Reserve, respectively.  The Victims Restitution Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Personal Injury Claims that the Debtors or the Liquidating Debtors have, or would have had, under applicable law, but solely to the extent consistent with the VRT Agreement and this Plan; provided, however, that no such claims, defenses, or rights may be asserted against the Debtors or the Liquidating Debtors.

(g)Appointment of VRT Claims Administrator.  The VRT Claims Administrator will be selected prior to the Confirmation Hearing and identified in the Plan Supplement.  The VRT Claims Administrator will be selected by the Plan Supplement Filing Deadline either (i) by mutual agreement between the Creditors’ Committee and the SMT Group Representatives, or (ii) if the SMT Group Representatives object to the Plan, then by the Debtors or the Liquidating Trustee from a list of potential candidates provided or to be provided by the Creditors’ Committee; provided, however, that the VRT Claims Administrator shall be appointed no later than the Plan Supplement Filing Deadline.  In accordance with the VRT Agreement, the

VRT Claims Administrator shall serve in such capacity through the earlier of (i) the resolution, settlement, or disallowance of all Personal Injury Claims and (ii) the date such VRT Claims Administrator resigns, is terminated, or is otherwise unable to serve for any reason.

(h)Role of VRT Claims Administrator.

(i)

In furtherance of, and consistent with, the purpose of the Victims Restitution Trust and this Plan, the VRT Claims Administrator shall have the power and authority to determine the eligibility, amount, and allowance of Personal Injury Claims.  The VRT Claims Administrator shall evaluate proofs of claim submitted by each holder of a Personal Injury Claim for determination of eligibility, amount, and allowance of such Claim in accordance with the procedures set forth in the Claims Analysis Protocol, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Deadline.

(ii)

The VRT Claims Administrator’s determination of eligibility, amount, and allowance of each Personal Injury Claim shall be final and binding, and shall not be subject to any challenge or review of any kind, by any court or other person or entity, except as set forth in the Claims Analysis Protocol.  For the avoidance of doubt, the VRT Claims Administrator shall determine the eligibility, allowance, and amount of Claims based on the Claims Analysis Protocol.  The eligibility, amount, and allowance of all Personal Injury Claims shall be determined on or before six (6) months following the date of any resolution between the Victims Restitution Trust and the Products Liability Insurance Companies.

(i)Payment of Claims.  Personal Injury Claims will be administered and liquidated pursuant to the VRT Agreement.  After Personal Injury Claims are Allowed by the VRT Claims Administrator, the Liquidating Trustee shall make Distributions to each holder of an Allowed Personal Injury Claim, and to the ILT Recovery Fund to make Distributions to holders of Allowed SMT Group Claims, in accordance with the treatments set forth in this Plan, from available Products Liability Insurance Proceeds until all Allowed Personal Injury Claims are paid in full.  Distributions of Products Liability Insurance Proceeds shall be the sole source of recovery for holders of Allowed Personal Injury Claims and no holder of a Personal Injury Claim shall have any further recourse from the Trust, the Debtors, the Liquidating Debtors, or their Estates.

(j)Appointment of VRT Insurance Negotiator.  The VRT Insurance Negotiator will be selected prior to the Confirmation Hearing and identified in the Plan Supplement.  The VRT Insurance Negotiator will be selected, subject to the terms set forth in the VRT Agreement, either (i) pursuant to a mutual agreement among the Creditors’ Committee and the SMT Group Representatives, or (ii) if the SMT Group Representatives object to the Plan, then by the Debtors or the Liquidating Trustee from a list of potential candidates provided or to be provided by the Creditors’ Committee.  In accordance with the VRT Agreement, the VRT Insurance Negotiator shall serve in such capacity through the earlier of (i) the VRT Termination Date, (ii) the date upon which all Products Liability Insurance Rights have been liquidated in the good faith determination of the VRT Insurance Negotiator (subject to the approval of the

Liquidating Trustee and the VRT Board), and (iii) the date such VRT Insurance Negotiator resigns, is terminated, or is otherwise unable to serve for any reason.

(k)Role of VRT Insurance Negotiator.  In furtherance of, and consistent with, the purpose of the Victims Restitution Trust and this Plan, the VRT Insurance Negotiator shall be responsible for conducting negotiations with and, if necessary, litigation against the Products Liability Insurance Companies to recover Products Liability Insurance Proceeds.

(l)VRT Board.  The VRT Board will be comprised of four (4) members appointed to serve as the board of managers of the Victims Restitution Trust.  Two (2) such members shall be selected by the SMT Group Representatives and two (2) such members shall be selected by the Creditors’ Committee; provided, however, that if either the SMT Group Representatives or the Creditors’ Committee does not select the applicable number of VRT Board members in a reasonable time, the Debtors or the Liquidating Debtors, as applicable, may select the remaining members.  In all cases, the VRT Board members will be selected in good faith consultation with the Debtors.  The VRT Board shall have general governance rights over the Victims Restitution Trust in accordance with the VRT Agreement and shall review and oversee any significant decision-making with respect to the prosecution and liquidation of the Products Liability Insurance Rights.  The VRT Claims Administrator shall have the authority to break ties in VRT Board decisions, if and when necessary.  The composition of the VRT Board will be set forth in the Plan Supplement.

(m)Retention of Professionals by VRT Claims Administrator and VRT Insurance Negotiator.  The VRT Claims Administrator may retain and reasonably compensate counsel and other professionals to assist in its duties as VRT Claims Administrator on such terms as the VRT Claims Administrator deems appropriate without Bankruptcy Court approval, subject to the provisions of the VRT Agreement.  The VRT Claims Administrator may retain any professional, including any professional who represented parties in interest in the Chapter 11 Cases.  All fees and expenses incurred in connection with the foregoing shall be payable from the VRT Operating Reserve, subject to the terms of the VRT Agreement.

(n)Periodic Reporting.  The Liquidating Trustee shall provide periodic reporting to the VRT Board (which shall be filed with the Bankruptcy Court in summary form) of the determination and any re-determination, as applicable, of the total amounts allocated to the VRT Recovery Fund, the Disputed Claims Reserve for Personal Injury Claims, and the VRT Operating Reserve.

(o)Institution and Maintenance of Legal and Other Proceedings.  As of the date upon which the Victims Restitution Trust is established, the Victims Restitution Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Victims Restitution Trust.  The Victims Restitution Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and the Liquidating Debtors if deemed necessary or appropriate by the Liquidating Trustee, the VRT Claims Administrator, or the VRT Insurance Negotiator.  The Victims Restitution Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the date upon which the Victims Restitution Trust is established arising from, or associated with, any legal action or other proceeding brought pursuant to this Section of the Plan and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of any Products Liability Insurance Proceeds by the Victims Restitution Trust.  For the avoidance of doubt, the Victims Restitution Trust, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and applicable state corporate law, is appointed as the successor-in-interest to, and representative of, the Debtors and their Estates for the retention, enforcement, settlement, or adjustment of all Personal Injury Claims.

(p)Dissolution.  The Victims Restitution Trust shall be dissolved and the Liquidating Trustee, the VRT Claims Administrator, the VRT Insurance Negotiator, and the VRT Board shall be discharged from their duties with respect to the Victims Restitution Trust upon completion of their duties and the satisfaction of the purposes of the Victims Restitution Trust as set forth in this Plan and the VRT Agreement which, for the avoidance of doubt, shall be no earlier than the date on which (i) all Disputed Personal Injury Claims have been resolved, (ii) all VRT Assets have been liquidated, and (iii) all Distributions from the Victims Restitution Trust required to be made by the Liquidating Trustee under the Plan and the VRT Agreement have been made, unless dissolution on an earlier date is authorized pursuant to a Final Order of the Bankruptcy Court.  Upon dissolution of the Victims Restitution Trust, any Cash remaining in the VRT Recovery Fund and the VRT Operating Reserve shall be distributed to holders of Allowed Personal Injury Claims in each holder’s Pro Rata share.

(q)U.S. Federal Income Tax Treatment of Victims Restitution Trust.  The Victims Restitution Trust is intended to be treated, and shall be reported, as a “qualified settlement fund” for U.S. federal income tax purposes and shall be treated consistently for state and local tax purposes, to the extent applicable. The Liquidating Trustee and all holders of beneficial interests in the Victims Restitution Trust shall report consistently with the foregoing. The Liquidating Trustee shall be the “administrator,” within the meaning of Treasury Regulations Section 1.468B-2(k)(3), of the Victims Restitution Trust. The Liquidating Trustee shall be responsible for filing all tax returns of the Victims Restitution Trust and the payment, out of the assets of the Victims Restitution Trust, of any taxes due with respect to VRT Assets or otherwise imposed on the Victims Restitution Trust (including any tax liability arising in connection with the distribution of VRT Assets), and shall be permitted to sell any assets of the Victims Restitution Trust to the extent necessary to satisfy such tax liability (including any tax liability arising in connection with such sale).

(r)Expedited Determination of Taxes.  The Liquidating Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed by or on behalf of the Victims Restitution Trust through the VRT Termination Date.

(s)Exculpation of VRT Claims Administrator, VRT Insurance Negotiator, and VRT Board.  The VRT Claims Administrator, the VRT Insurance Negotiator, and the VRT Board shall be exculpated (subject, in each case, to exceptions for willful misconduct, bad faith, gross negligence, or fraud) to the fullest extent allowable by applicable law with respect to the liquidation of the VRT Assets and administration of the Victims Restitution Trust.

5.9Non-Transferability of Trust Interests.

Any and all Trust Interests, rights to receive a Distribution from the Trust, the Priority Reserve, the Trust Operating Reserves, or the Recovery Funds will not constitute “securities” and will not be registered pursuant to the Securities Act or any applicable state or local securities law. However, if it should be determined that any such interests constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code will be satisfied and the offer and sale under the Plan of the Trust Interests will be exempt from registration under the Securities Act, all rules and regulations promulgated thereunder, and all applicable state and local securities laws and regulations. Further, any and all Trust Interests, rights to receive a Distribution from the Trust, the Priority Reserve, the Trust Operating Reserves, or the Recovery Funds shall not be certificated, shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law, and shall be subject to certain other restrictions.  Moreover, any and all Trust Interests shall neither be listed for trading on any national securities exchange.

5.10Insurance Neutrality.

(a)Nothing contained in this Plan, the Plan Documents, or the Confirmation Order, including any provision that purports to be preemptory or supervening, shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying (i) the rights or obligations of any of the Insurance Companies or (ii) any rights or obligations of the Debtors arising out of or under any Insurance Policy.  For all issues relating to insurance coverage, including all rights and obligations under the Insurance Policies, the provisions, terms, conditions, and limitations of the Insurance Policies shall control.

(b)For the avoidance of doubt, nothing contained in this Plan, the Plan Documents, or the Confirmation Order shall operate to require any Insurance Company to indemnify or pay the liability of any Debtor or Liquidating Debtor that it would not have been required to pay in the absence of this Plan.  This subsection (b) in no way modifies, alters or limits the rights and/or obligations set forth in subsection (a), above.

(c)None of (i) the Bankruptcy Court’s confirmation of the Plan or approval of the Plan Documents, (ii) the Confirmation Order or any findings and conclusions entered with respect to confirmation, nor (iii) any estimation or valuation of any Claims, either individually or in the aggregate in the Chapter 11 Cases shall, with respect to any Insurance Company, constitute a trial or hearing on the merits or an adjudication or judgment with respect to any Claim or Cause of Action.

5.11Indemnification of Liquidating Trustee.

The Liquidating Trustee shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Liquidating Trustee, the Trusts, or the Liquidating Debtors, except those acts found by Final Order to be arising out of its willful misconduct, bad faith, gross negligence, or fraud, and shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Liquidating Trustee, the Trusts, or the Liquidating Debtors, except for any actions or inactions found by Final Order to be arising out of its willful misconduct, bad faith, gross negligence, or fraud.  Any valid indemnification claim of the Liquidating Trustee shall be satisfied from the ILT Operating Reserve.

5.12Cooperation; Privilege; Transfer of Books and Records.

(a)To effectively investigate, prosecute, compromise, and/or settle the Insurance Rights, the Products Liability Insurance Rights, and Causes of Action on behalf of the Trusts, the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, the Insurance Negotiators, and their counsel and representatives require full access to all documents and information relating to the Insurance Rights, the Products Liability Insurance Rights, and the Causes of Action in the possession of the Debtors and/or the Liquidating Debtors and must be able to obtain such information from the Debtors or the Liquidating Debtors on a confidential basis and in common interest without being restricted by or waiving any applicable work product, attorney-client, or other Privilege.  Accordingly, on or prior to the Effective Date, the Liquidating Trustee and Insys Therapeutics, Inc., on behalf of itself, the other Debtors, and the Liquidating Debtors, shall enter into the Trust Transfer Agreement, which shall provide for the Liquidating Trustee’s, the ILT Claims Arbiter’s, the VRT Claims Administrator’s, and the Insurance Negotiators’ full access to the Debtors’ and the Liquidating Debtors’ records and information including, without limitation, electronic records or documents, and for the Debtors and the Liquidating Debtors to transfer and assign, or cause to be transferred and assigned, to the Liquidating Trustee: (i) all of the books and records of the Debtors and the Liquidating Debtors, (ii) a copy of a database or other information as reasonably required to assist the Trusts in identifying the Non-PI General Unsecured Claims against the Insys Liquidation Trust or the Personal Injury Claims against the Victims Restitution Trust, (iii) copies of all Insurance Policies, (iv) information relating to all Claims previously noticed, tendered, or submitted under the Insurance Policies or paid by any Insurance Company, and (v) any other information necessary to operate the Trusts and preserve, secure, or obtain the benefit of the Insurance Rights.  The Trust Transfer Agreement shall also provide that as of the Effective Date, all Privileges held by the Debtors or the Liquidating Debtors (including the board of directors or any committee of the board of directors of any of the Debtors or the Liquidating Debtors) in connection with such documents or information shall transfer to, and vest exclusively in, the Trusts.  If, at any time after the Effective Date, the Debtors discover the existence of an Insurance Policy that provides or may provide coverage for General Unsecured Claims, the Entity discovering such policy or evidence of the existence of such policy shall promptly inform the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, and the Insurance Negotiators.  On the date(s) upon which each Trust is established or as soon as reasonably practicable thereafter, the Liquidating Trustee shall transfer and assign, or cause to be transferred and assigned, to the ILT Claims Arbiter, the VRT Claims Administrator, and the Insurance Negotiators, the documents and information included in the foregoing clauses (i) through (v).

(b)The transfer or assignment of information to the Liquidating Trustee in accordance with this Section of this Plan shall not result in the destruction or waiver of any applicable Privileges.  Further, with respect to any Privileges: (i) they are transferred to the Liquidating Trustee to perform its duties to administer the Trusts and for no other reason, (ii) they are vested in the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, the Insurance Negotiators, or the Trusts solely to the extent relating to Claims or Causes of Action to be administered or prosecuted by that Person or Entity, and not in the Trust Boards or any other Person, committee, or subcomponent of the Trusts, or any other Person (including counsel and other professionals) who has been engaged by, represents, or has represented any holder of a Claim or any Person that alleges or may allege a Claim, directly or indirectly, relating to, or arising from, the Debtors’ Products or operations, (iii) they shall be preserved and not waived (except as the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, the Insurance Negotiators, or the Trusts, as applicable, may elect to waive such Privileges held by that particular Person or Entity), (iv) for the avoidance of doubt, any such transfer shall have no effect on any right, Claim, or Privilege of any Person other than the Debtors or the Liquidating Debtors (including the board of directors or any committee of the board of directors of any of the Debtors or Liquidating Debtors), and (v) no information subject to a Privilege shall be publicly disclosed by the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, the Insurance Negotiators, or the Trusts or communicated to any Person not entitled to receive such information or in a manner that would diminish the protected status of any such information, except following a waiver of such Privilege pursuant to (iii) above.  For the avoidance of doubt, nothing in this Plan or any order of the Bankruptcy Court shall prevent a waiver by the Liquidating Trustee, the ILT Claims Arbiter, the VRT Claims Administrator, or the Insurance Negotiators of Privileges to the extent held by that particular Person or Entity, and the waiver of Privileges shall not affect the releases or exculpation provided under this Plan to such Person or Persons.  Notwithstanding the foregoing, nothing herein shall preclude the Liquidating Trustee or the Insurance Negotiators from providing information received pursuant to this Section to any applicable Insurance Company as necessary to preserve, secure, or obtain the benefit of the applicable Insurance Rights.

5.13Releases of Liabilities to Holders of Claims.

Except as provided in this Plan, the transfer to, vesting in, and assumption by the Trusts of the Trust Assets as contemplated by this Plan shall, as of the date of such transfer and assumption, bar recovery or any action against the Debtors, the Liquidating Debtors, and the Debtors’ estates, affiliates, and subsidiaries, for, or with respect to, all Claims.  The Trusts shall, as of the date(s) upon which each Trust is established, assume sole and exclusive responsibility and liability for all Claims against the Debtors and the Liquidating Debtors, and such Claims shall be liquidated, resolved, or paid by the Trusts from the Recovery Funds or Trust Operating Reserves, as applicable.

5.14Available Cash.

(a)Available Cash on Effective Date.  On the Effective Date, Cash held by the Debtors shall be allocated to: (i) the Professional Fee Escrow Account in an amount necessary to satisfy Professional Fee Claims in accordance with Section 2.4 of this Plan; (ii) the Priority Reserve to the extent necessary to satisfy estimated Allowed (a) Administrative Expense Claims, (b) Secured Claims, and (c) Priority Claims; (iii) the ILT Operating Reserve and the VRT Operating Reserve in the amounts set forth in Sections 5.7(f) and 5.8(d) of this Plan to cover the respective Trust Operating Expenses; and (iv) holders of Allowed Convenience Class Claims in Class 3 in the amounts necessary to pay [●]percent ([●]%) of each such holder’s Allowed Convenience Class Claim.

(b)Available Cash after Effective Date.  Any remaining Cash following the Distributions described in the foregoing subsection (a) shall be allocated to the ILT Recovery Fund as Estate Distributable Value and made available for Distribution to holders of Allowed Non-PI General Unsecured Claims.  Any funds that become Available Cash after the Effective Date shall be allocated to (i) first, the ILT Operating Reserve to the extent necessary to satisfy estimated ILT Operating Expenses, and (ii) second, the ILT Recovery Fund to become Estate Distributable Value and made available for Distribution to holders of Allowed Non-PI General Unsecured Claims.

5.15Surplus Reserved Cash.

(a)Surplus Reserved Cash from Priority Reserve. The Liquidating Trustee shall determine, on each six-month anniversary of the Effective Date, whether the amounts available in the Priority Reserve are in excess of the amount necessary to satisfy the purpose for which such reserve was established.  If the Liquidating Trustee determines that, in the discretion of the Liquidating Trustee, a surplus exists in the Priority Reserve as of the date of such determination, such Surplus Reserved Cash shall (i) first, be allocated to the ILT Operating Reserve to the extent such reserve is insufficiently funded to satisfy the purpose for which such reserve was established, with such allocation of Surplus Reserved Cash to be in the discretion of the Liquidating Trustee in consultation with the VRT Claims Administrator, and (ii) second, become Available Cash and be deposited into the ILT Recovery Fund.  Following the dissolution of the Priority Reserve, any Cash that was held in the Priority Reserve shall be deemed Available Cash and be allocated in accordance with Section 5.14 of this Plan.

(b)Surplus Reserved Cash from Trust Operating Reserves.  Prior to the dissolution of the Insys Liquidation Trust and the Victims Restitution Trust, the Liquidating Trustee shall determine, on each six (6) month anniversary of the Effective Date, whether the amounts available in the Trust Operating Reserves are in excess of the amounts necessary to satisfy the purpose for which such reserves were established.  If the Liquidating Trustee, in consultation with the VRT Claims Administrator and the Insurance Negotiators, determines that a surplus exists in either Trust Operating Reserve as of the date of such determination, such Surplus Reserved Cash shall be allocated (i) first, to the Priority Reserve to the extent such reserve is insufficiently funded to satisfy the purpose for which such reserve was established, with such allocation of Surplus Reserved Cash to be in the discretion of the Liquidating Trustee, and (ii) second, contributed to the ILT Recovery Fund (if the surplus relates to the Insys Liquidation Trust) or to the VRT Recovery Fund (if the surplus relates to the Victims Restitution Trust).

5.16Charters; By-Laws.

To the extent necessary or appropriate, the charters, by-laws, and other organizational documents of the Debtors shall be amended, or amended and restated as necessary, in a manner consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable, and the terms of this Plan.

5.17Merger; Dissolution; Consolidation.

On or after the date(s) upon which the Trusts are established, the Liquidating Debtors or the Liquidating Trustee may, subject to the terms of the Plan and the Liquidating Debtors’ Organizational Documents, cause any or all of the Liquidating Debtors to be merged into one or more of the Liquidating Debtors, dissolved, or otherwise consolidated, and engage in any other transaction in furtherance of the Plan.  Notwithstanding the foregoing, on the Dissolution Date (which is to be no later than thirty (30) days after completion of the acts required of the Debtors or the Liquidating Debtors by Article V of this Plan, or as soon as reasonably practicable thereafter), each Liquidating Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each Liquidating Debtor; provided, however, that each Liquidating Debtor, or the Liquidating Trustee, as applicable, shall file with the office of the Secretary of State, or other appropriate office for the state of its organization, a certificate of cancellation or dissolution.  Upon the liquidation and dissolution of any Liquidating Debtor, any proceeds thereof shall be treated as Available Cash and allocated in accordance with Section 5.14.

5.18Closing of Chapter 11 Cases.

After a Debtor’s Estate has been fully administered, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.19Equitable Subordination under Bankruptcy Code 510(c).

The Plan will be deemed to constitute a motion to equitably subordinate, under Section 510(c) of the Bankruptcy Code, to the extent such Claims are not Disallowed, the 510(c) Subordinated Claims, being those of those Persons who engaged in, or aided and abetted, or whose claim arises from (including Claims arising from representing any individual who engaged in), any act or omission that constitutes criminal conduct, fraud, willful misconduct, or other wrongful or inequitable conduct in connection with the sale, distribution, and marketing of SUBSYS® (or on behalf of such persons, including Claims for indemnification, repayment or advancement of fees and expenses, including legal defense fees and expenses).  The Confirmation Order shall contain findings supporting the conclusions providing for equitable subordination of such Claims for the purposes of Distribution on the terms set forth in Section 4.11 of this Plan.  Subject to the Solicitation Procedures Order, each holder of a 510(c) Subordinated Claim shall be provided a notice informing each such holder of the proposed treatment under the Plan of his or her Claim and affording him or her the opportunity to object to such treatment or to the classification of his or her Claim as a 510(c) Subordinated Claim.

ARTICLE VI	DISTRIBUTIONS.

6.1Distributions Generally.

The Disbursing Agent shall make all Distributions to the appropriate holders of Allowed Claims and in accordance with the terms of this Plan.  Except as otherwise provided herein, Distributions under this Plan shall be made only to the holders of Allowed Claims.

6.2Distributions on the Effective Date or as Soon as Reasonably Practicable Thereafter.

The Disbursing Agent shall make Distributions, as applicable, on the Effective Date or as soon as reasonably practicable thereafter, of Cash on the Effective Date:

(a)to holders of (i) Allowed Administrative Expense Claims, including Professional Fee Claims, (ii) Allowed Secured Claims, and (iii) Allowed Priority Claims, each to the extent Allowed as of the Effective Date;

(b)to holders of Allowed Convenience Class Claims in accordance with Sections 4.3 and 5.14 of this Plan; and

(c)to reserves or escrow accounts as necessary to fund the Priority Reserve, the Professional Fee Escrow Account (including the transfer of the funds held in the escrow account established pursuant to Paragraph 4 of the Interim Compensation Order as described in Section 2.4 of this Plan), and the Trust Operating Reserves.

6.3Periodic Distributions from Recovery Funds to Holders of Allowed Claims.

The Disbursing Agent shall make periodic Distributions, as applicable:

(a)of Cash in the Priority Reserve to holders of (i) Allowed Administrative Expense Claims, including Professional Fee Claims, (ii) Allowed Secured Claims, and (iii) Allowed Priority Claims;

(b)of Cash in the ILT Operating Reserve to pay ILT Operating Expenses;

(c)of Cash in the VRT Operating Reserve to pay VRT Operating Expenses;

(d)on the Periodic Distribution Dates, of Cash in the ILT Recovery Fund on account of Non-PI General Unsecured Claims in accordance with Sections 4.4 through 4.8 of this Plan (net of any costs and expenses, including taxes, of the ILT Recovery Fund); provided, however, that any Products Liability Insurance Proceeds or Excess Products Liability Insurance Proceeds in the ILT Recovery Fund shall be designated for holders of Allowed SMT Group Claims (and distributed pursuant to Section 4.8(c) of this Plan;

(e)on the Periodic Distribution Dates, of (i) Products Liability Insurance Proceeds in the VRT Recovery Fund to holders of Allowed Personal Injury Claims and to the ILT Recovery Fund (designated solely for Distribution to holders of Allowed SMT Group Claims), on the Pro Rata bases set forth in Sections 4.8(a) and 4.9(a) of this Plan and (ii) any Excess Products Liability Insurance Proceeds in the VRT Recovery Fund to the ILT Recovery Fund for the benefit of holders of Allowed SMT Group Claims, in accordance with Section 4.8(a) herein; and

(f)of Available Cash on account of Allowed Convenience Class Claims, if necessary, in accordance with Section 4.3(a) of this Plan.

6.4Periodic Distributions to Disputed Claims Reserves.

From and after the date(s) upon which each Trust is established or as soon as reasonably practicable thereafter, and until such time as all Disputed Claims have been compromised and settled or determined by a Final Order of the Bankruptcy Court, the applicable Liquidating Trustee shall, consistent with and subject to section 1123(a)(4) of the Bankruptcy Code, with respect to each Class of General Unsecured Claims, retain from the applicable Recovery Fund an aggregate amount equal to the Pro Rata share of each Distribution that would have been made to holders of Disputed Claims in each applicable Class and allocate such amount to the Disputed Claims Reserve for each applicable Class as if such Disputed Claims were Allowed Claims, for each Claim in an amount equal to the least of (i) the filed amount of such Disputed Claim, (ii) the amount determined by a Final Order of the Bankruptcy Court for purposes of fixing the amount to be retained for such Disputed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee.

6.5Periodic Distributions from Disputed Claims Reserves.

The Liquidating Trustee shall make distributions on the Periodic Distribution Dates from the Disputed Claims Reserves to the applicable Recovery Fund for holders of Allowed Claims against such Recovery Fund to the extent that, as a result of resolving Disputed Claims, the funds in such Disputed Claims Reserve are greater than the total amounts required for such Disputed Claims Reserves pursuant to Section 6.4 of this Plan.  The Liquidating Trustee shall make Distributions on the Periodic Distribution Dates from the applicable Recovery Fund to the holders of Allowed Claims in accordance with Article IV of this Plan.

6.6Date of Distributions.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.7Disbursing Agent.

All Distributions under the Plan by the Insys Liquidation Trust or the Victims Restitution Trust shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall be deemed to hold all property to be distributed under this Plan in trust for the Persons entitled to receive the same.  The Disbursing Agent shall not hold an economic or beneficial interest in the property to be distributed under this Plan.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

6.8Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all Distributions contemplated by the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

The Disbursing Agent shall only be required to act and make Distributions in accordance with the terms of the Plan and the applicable Trust Agreement and shall have no liability for actions taken in accordance with the Plan and the applicable Trust Agreement or in reliance upon information provided to it in accordance with the Plan or obligation or liability for Distributions under the Plan to any party who does not hold an Allowed Claim at the time of Distribution or who does not otherwise comply with the terms of the Plan; provided, however, that the foregoing shall not affect the liability that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such Person.

6.9Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date shall be paid in Cash by the Insys Liquidation Trust from the ILT Operating Reserve.

6.10Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder (i) as set forth on the Schedules filed with the Bankruptcy Court or (ii) on the books and records of the Debtors or their agents, as applicable, unless the Debtors or the Liquidating Trustee has been notified in writing of a change of address, including, without limitation, by filing of a proof of Claim by such holder that contains an address for such holder that is different than the address of such holder as set forth in the Schedules.

6.11Undeliverable and Unclaimed Distributions.

In the event that any Distribution to any holder of an Allowed Claim is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest; provided, however, that all Distributions under the Plan that are unclaimed for a period of six (6) months after the Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revest in either the Insys Liquidation Trust or the Victims Restitution Trust, as applicable, and any entitlement of any holder of any Claims to such Distributions shall be extinguished and forever barred.

6.12Distribution Record Date.

As of the close of business on the Distribution Record Date, the Claims register shall be closed.  The Liquidating Trustee shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal, for all purposes under the Plan, with only those holders of record as of the close of business on the Distribution Record Date.

6.13Manner of Payment under Plan.

At the option of the Disbursing Agent, any Cash payment to be made pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in the applicable Trust Agreement.

6.14Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any Distributions of Cash less than $100, or such lower amount as determined by the Disbursing Agent in accordance with the applicable Trust Agreement, to any holder of an Allowed Claim; provided, however, that if any Distribution is not made pursuant to this Section, such Distribution shall be added to any subsequent Distribution to be made on behalf of the holder’s Allowed Claims.  The Disbursing Agent shall not be required to make any final Distribution of Cash less than $25 to any holder of an Allowed Claim.  If the amount of any final Distribution to any holder of Allowed Claims would be $25 or less, then such Distribution shall be made available for distribution to all holders of Allowed Claims receiving final Distributions of at least $25.  Estate Distributable Value in the ILT Recovery Fund and Products Liability Insurance Proceeds in the VRT Recovery Fund after all final Distributions to holders of the applicable Allowed Claims have been made in accordance with the Plan shall be distributed to a charity to be selected by the Liquidating Trustee in accordance with cy pres principles.

6.15Setoffs and Recoupment.

Subject to Section 2.2 and Sections 10.4 through 10.7 of the Plan, the Liquidating Trustee may, but shall not be required to, setoff against, or recoup from, any Claim and from any payments to be made pursuant to the Plan with respect to such Claim any claims of any nature whatsoever (to the extent permitted by applicable law) that the Debtors or the Liquidating Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidating Debtors, or the Liquidating Trustee of any such Claim it may have against such claimant.

6.16Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

6.17Interest and Penalties on Claims.

Unless otherwise provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, no holder of a Claim shall be entitled to interest accruing on or after the Petition Date or penalties on any Claim.  Any such interest or penalty component of any such Claims, if Allowed, shall be paid only in accordance with section 726(b) of the Bankruptcy Code.

6.18Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Liquidating Trustee), distributions with respect to any Allowed Claims shall be allocated first to the principal amount of such Allowed Claims (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.19No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in this Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Distributions in excess of the Allowed amount of such Claim when combined with amounts received by such holders from other sources.

6.20Satisfaction of Claims.

Unless otherwise provided herein, the Distributions and deliveries to be made on account of Allowed Claims under this Plan shall, in the aggregate, be in complete and final satisfaction, settlement, and discharge of, and exchange for, such Allowed Claims.

6.21Withholding and Reporting Requirements.

(a)Withholding Rights. In connection with the Plan, and all instruments or Interests issued in connection therewith and in consideration thereof, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to, and received by, the applicable recipient for all purposes of the Plan.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other Person that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  In the event that any party issues any instrument or makes any non-Cash distribution pursuant to the Plan that is subject to withholding tax and such issuing or distributing party has not sold such withheld property to generate Cash to pay the withholding tax, or paid the withholding tax using its own funds and retains such withheld property as described above, such issuing or distributing party has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)Forms. Any party entitled to receive any property as an issuance or Distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Person designated by the Liquidating Debtors, the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator (which Person shall subsequently deliver to the Disbursing Agent or such other Person any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or Form W-8, as applicable, and any other forms or documents reasonably requested by the Liquidating Debtors, the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator to reduce or eliminate any withholding required by any federal, state, or local taxing authority.  If any such request is made by the Liquidating Debtors, the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator, the Disbursing Agent, or such other Person designated by the Liquidating Debtors, the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Administrator, and the holder fails to comply before the date that is three hundred sixty-five (365) calendar days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Trust and any Claim with respect to such Distribution shall be discharged and forever barred from assertion against the applicable Trust or its property.

(c)Obligation. Notwithstanding the above, each holder of an Allowed Claim that is to receive a Distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

ARTICLE VII	PROCEDURES FOR DISPUTED CLAIMS.

7.1Claim Objections.

On or after the Effective Date, objections to Claims against the Debtors may be interposed and prosecuted only by the Liquidating Trustee, the ILT Claims Arbiter, or the VRT Claims Administrator, as applicable.  Except as otherwise provided in Section 2.2 of this Plan with respect to Administrative Expense Claims, any objections to Claims shall be served on the respective Claim holder and filed with the Bankruptcy Court (i) on or before one-hundred eighty (180) days following the later of (a) the Effective Date and (b) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (ii) on such later date as may be fixed by the Bankruptcy Court.

7.2No Distribution Pending Allowance.

Notwithstanding any other provision in the Plan, if any portion of a Claim is Disputed, no payment or Distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.3Estimation of Claims.

The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate, pursuant to section 502(c) of the Bankruptcy Code, any Disputed Claim, other than a Personal Injury Claim or a Claim subject to determination by the ILT Claims Arbiter, that the Bankruptcy Court has jurisdiction to estimate in accordance with the Bankruptcy Code or other applicable law regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates a Disputed Claim, that estimated amount shall constitute either the Allowed amount of such Claim, the amount used to determine the Disputed Claims Reserve, or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceeding to object to any ultimate Distribution on account of such Claim.

7.4Distribution after Allowance.

On the first Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim against a Debtor, the Disbursing Agent shall remit to the respective Recovery Fund, for Distribution to the holder of such Allowed Claim, the Cash or Cash equivalents retained in the applicable Disputed Claims Reserve in an amount equal to the amount that would have been distributed to the holder of such Claim from the Effective Date through and including the Distribution Date had such Claim been Allowed as of the Effective Date (net of any costs and expenses, including taxes, of the applicable Disputed Claims Reserve).

7.5Resolution of Claims.

Except as expressly provided herein or in any order entered in the Chapter 11 Cases before the Effective Date, including the Confirmation Order, the Trusts, Liquidating Trustee, the ILT Claims Arbiter, and the VRT Claims Administrator (on or after the date(s) upon which each Trust is established) shall have and retain any and all rights and defenses held by the Debtors with respect to any Claim as of the Petition Date.  On and after the date(s) upon which the Trusts are established, in accordance with the Plan and the Trust Agreements, the Liquidating Trustee shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims (other than Personal Injury Claims) against the Debtors and the Liquidating Debtors and to compromise, settle, or otherwise resolve any Disputed Claims (other than Personal Injury Claims) without approval of the Bankruptcy Court.  The VRT Claims Administrator shall have the sole authority to resolve Personal Injury Claims in accordance with the Claims Analysis Protocol, without approval of the Bankruptcy Court.  If the Liquidating Trustee and a holder of a Disputed Claim are unable to reach a settlement on the Disputed Claim, such Disputed Claim shall be submitted to the Bankruptcy Court for resolution.  If any holder of a Personal Injury Claim disputes the decision made by the VRT Claims Administrator with respect to the allowance of its Claim, such holder shall have thirty (30) days to submit any new facts, information, or evidence to the VRT Claims Administrator, and the VRT Claims Administrator shall consider any such new facts, information, or evidence, after which the VRT Claims Administrator will make a final determination, which shall be binding.

7.6Property Held in Disputed Claims Reserves.

Each holder of a Disputed Claim that ultimately becomes an Allowed Claim shall have recourse only to the undistributed applicable Available Cash held in the Disputed Claims Reserves for satisfaction of the Distributions to which holders of Allowed Claims are entitled under the Plan (net of any costs and expenses, including taxes, of the applicable Disputed Claims Reserve), and not against the Debtors, the Liquidating Debtors, their property (including reserves), or any assets previously distributed on account of any Allowed Claim.

7.7Claims Resolution Procedures Cumulative.

All of the objection, estimation, settlement, and resolution procedures set forth in this Plan are intended to be cumulative and not exclusive of one another.  Claims may be established and subsequently settled, compromised, withdrawn, or resolved in accordance with this Plan by any mechanism approved by the Bankruptcy Court.

7.8No Postpetition Interest.

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Effective Date to the date a Distribution is made thereon, on and after such Disputed Claim becomes an Allowed Claim.

7.9DOJ Restitution Claim.

Any DOJ Restitution Claim will be deemed to be a Claim (i) filed by such person or entity on whose behalf a portion of the DOJ Restitution Claim was made and (ii) filed in the amount of each such person’s or entity’s claim.  Any amounts distributable hereunder in respect of such DOJ Restitution Claim will be distributed as restitution.  Each such portion of any DOJ Restitution Claim will be classified and treated in accordance with the applicable provision of Article IV in this Plan.

ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1Assumption and Rejection of Executory Contracts and Unexpired Leases.

(a)As of and subject to the occurrence of the Effective Date, except as otherwise provided in the Plan, each executory contract and unexpired lease of the Debtors not previously assumed, rejected, or assumed and assigned by the Debtors during the Chapter 11 Cases shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such executory contract or unexpired lease (i) is listed on the Schedule of Assumed and

Assigned Contracts or (ii) as of the Effective Date is subject to a pending motion to assume, reject, or assume and assign such executory contract or unexpired lease.

(b)Subject to the occurrence of the Effective Date, the payment of any applicable Cure Amount, and the resolution of any Cure Dispute, the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections, assumptions, and assumptions and assignments provided for in the Solicitation Procedures Order and in this Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated or provided in a separate order of the Bankruptcy Court, rejections or assumptions or assumptions and assignments of executory contracts and unexpired leases pursuant to the Solicitation Procedures Order and this Plan are effective as of the Effective Date.  Each executory contract and unexpired lease assumed pursuant to this Plan or by order of the Bankruptcy Court shall be assigned to a Trust on the date such Trust is established or as soon as reasonably practicable thereafter, and shall vest in, and be fully enforceable by, the applicable Trust in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

(c)Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed or assumed and assigned shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the Schedule of Assumed and Assigned Contracts.

(d)Except as otherwise expressly set forth on the Schedule of Assumed and Assigned Contracts, any contracts, engagement letters, retention agreements, and similar arrangements, in each case between the Debtors and any attorneys, accountants, financial advisors, investment bankers, or similar professionals, representatives, or advisors, have not been included on the Schedule of Assumed and Assigned Contracts and shall not be treated under the Plan as executory contracts subject to assumption, assumption and assignment, or rejection.  Counterparties to any such contracts, engagement letters, retention agreements, and similar arrangements were required to file proofs of claim by the General Bar Date (as defined in the Bar Date Order) and any Allowed Claims relating thereto shall be treated as Allowed Trade and Other Unsecured Claims in Class 4.

8.2Determination of Cure Disputes and Deemed Consent.

(a)The Debtors shall serve on all required parties, in accordance with the Solicitation Procedures Order, notices of assumption and assignment of the Assumed and Assigned Contracts, and shall file the Schedule of Assumed and Assigned Contracts with the Plan Supplement.  Such notices and the Schedule of Assumed and Assigned Contracts shall set forth the associated Cure Claim for such contract proposed by the Debtors.

(b)Any counterparty to an executory contract or unexpired lease shall have the time prescribed by the Solicitation Procedures Order to object to the Cure Claims listed on the notice and to adequate assurance of future performance by the applicable Trust.

(c)To the extent a Cure Dispute is asserted in an objection filed in accordance with the Solicitation Procedures Order, such Cure Dispute shall be scheduled for a hearing by the Bankruptcy Court.  Following resolution of a Cure Dispute by Final Order of the Bankruptcy Court, the applicable contract or lease shall be deemed assumed effective as of the Effective Date; provided, however, that if any Claim subject to a Cure Dispute is Allowed in an amount greater than the Cure Amount for such Claim listed on the Schedule of Assumed and Assigned Contracts, the Debtors reserve the right to reject such executory contract or unexpired lease for a period of seven (7) Business Days following entry of a Final Order of the Bankruptcy Court resolving the applicable Cure Dispute by filing a notice indicating such rejection with the Bankruptcy Court.

(d)To the extent any Cure Dispute with respect to an Assumed and Assigned Contract has not been resolved prior to the Effective Date, the Debtors shall establish the Disputed Cure Claims Reserve.  Any amounts remaining in the Disputed Cure Claims Reserve after the resolution and payment, if applicable, of all Disputed Cure Claims with respect to the Assumed and Assigned Contracts, shall be included in the Priority Reserve.

(e)To the extent an objection is not timely filed and properly served on the Debtors with respect to a Cure Dispute, then the counterparty to the applicable contract or lease shall be deemed to have assented to (i) the Cure Amount proposed by the Debtors and (ii) the assumption of such contract or lease, notwithstanding any provision thereof that (a) prohibits, restricts, or conditions the transfer or assignment of such contract or lease, or (b) terminates or permits the termination of a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change in the ownership or control as contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of transactions contemplated by the Plan.

(f)With respect to payment of any Cure Amounts or Cure Disputes, neither the Debtors, the Trusts, nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim.

8.3Payments Related to Assumption of Contracts and Leases.

(a)Subject to resolution of any Cure Dispute, any monetary amounts by which any Assumed and Assigned Contract is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or the Trusts, as the case may be, upon assumption thereof.

(b)Assumption and assignment of any Assumed and Assigned Contract pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of assumption and/or assignment.  Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed Disallowed and expunged, without further notice, or action, order or approval of the Bankruptcy Court or any other Person.

8.4Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors herein results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or their Estates, properties or interests in property, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtors no later than thirty (30) days after the later of (i) the Confirmation Date and (ii) the effective date of the rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as Trade and Other Unsecured Claims in Class 4.  The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts that are rejected as of the Effective Date.

8.5Survival of Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters, by-laws, limited liability company agreements, memorandum and articles of association, or other organizational documents and agreements to indemnify officers, directors, agents, or employees of the Debtors who are employed by the Debtors as of the Petition Date with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for, or on behalf of, the Debtors shall not be discharged, impaired, or otherwise affected by this Plan.  All such obligations that are assumed and assigned to the Insys Liquidation Trust shall be deemed and treated as Assumed and Assigned Contracts under this Plan.  Any Claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.

8.6Compensation and Benefit Plans.

Except with respect to any benefit plans, policies, or programs (i) for which the Debtors have received approval of the Bankruptcy Court to reject or terminate on or before the Effective Date or (ii) that are subject to a pending motion to reject or terminate as of the Confirmation Hearing, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, and non-employee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and bonus plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, executory contracts under this Plan and, on the Effective Date, shall be rejected by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code.

Any employment and severance policies; compensation and benefit plans, policies, and programs; or life and accidental death and dismemberment insurance plans relating or provided to a former employee of the Debtors who is retired as of the Effective Date shall be rejected with respect to such former employee except to the extent prohibited by section 1114 of the Bankruptcy Code.

8.7Insurance Policies.

(a)On or prior to the Effective Date, the Debtors, with the consent of the Creditors’ Committee (which shall not be unreasonably withheld), may fund an upfront premium payment to purchase “tail insurance” to continue either or both of (i) the Debtors’ existing directors’ and officers’ insurance and (ii) the fiduciary policy related to the Debtors’ 401(k) plan.

(b)On and after the Effective Date, all Insurance Policies and all Products Liability Insurance Policies shall be deemed to be and treated as Assumed and Assigned Contracts, and shall vest in the Insys Liquidation Trust and the Victims Restitution Trust, respectively, and continue in full force and effect thereafter in accordance with their respective terms such that the Liquidating Trustee and the Insurance Negotiators, as applicable, shall become and remain jointly and severally liable in full for all of the Debtors’ obligations under the Insurance Policies and the Products Liability Insurance Policies, as applicable.

8.8Reservation of Rights.

(a)Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors have any liability thereunder.

(b)Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors under any executory or non-executory contract or unexpired lease.

(c)Nothing in this Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors under any executory or non-executory contract or unexpired or expired lease, including the Insurance Policies.

(d)If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE IX	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE.

9.1Conditions Precedent to Confirmation.

Confirmation of the Plan shall not occur unless all of the following conditions precedent have been satisfied:

(a)the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee;

(b)the Confirmation Order shall include a finding by the Bankruptcy Court that the Trust Assets shall be vested in the applicable Trust free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind, including rights or claims based on any successor or transferee liabilities; and

(c)the Plan and the Plan Supplement, including any schedules, documents, supplements and exhibits thereto, shall (i) be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee and (ii) consistent with the other provisions of this Plan.

9.2Conditions Precedent to Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)entry of the Confirmation Order by the Bankruptcy Court and such Confirmation Order has not been stayed, modified, or vacated on appeal;

(b)all conditions precedent to the consummation of the Trust Formation Transactions (other than effectiveness of the Plan) have been satisfied or waived by the party or parties entitled to waive them in accordance with the terms of the Trust Agreements;

(c)the Trust Agreements shall become effective in accordance with the terms of this Plan;

(d)the Priority Reserve, the Professional Fee Escrow Account, and the Trust Operating Reserves shall be fully funded;

(e)the Debtors shall have obtained all authorizations, consents, regulatory approvals, ruling, or documents that are necessary to implement and effectuate the Plan;

(f)all actions, documents, and agreements necessary to implement and effectuate the Plan shall have been effected or executed, in each case subject to the consent of the Creditors’ Committee (which shall not be unreasonably withheld); and

(g)all professional fees and expenses approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Fee Escrow Account, or otherwise contained in a professional fee retainer, pending approval by the Bankruptcy Court;

9.3Waiver of Conditions Precedent.

(a)Each of the conditions precedent to confirmation of the Plan and the occurrence of the Effective Date may be waived subject to the written consent, which shall not be unreasonably withheld, of the Debtors or the Liquidating Debtors (as applicable) and the

Creditors’ Committee.  If any such condition precedent is waived pursuant to this Section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, and the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine.

(b)The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

ARTICLE X	EFFECT OF CONFIRMATION.

10.1Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of this Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of, and be binding on, such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is impaired under this Plan and whether such holder has accepted this Plan.

10.2Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in this Plan, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.  The restrictions imposed by the Stock Restrictions Order—including the restriction on claiming a worthless stock deduction by any 50-percent shareholder of Insys Therapeutics, Inc.—shall remain in full force and effect following the Effective Date, and for periods on and after the Effective Date.

10.3Injunction against Interference with Plan.

Upon entry of the Confirmation Order, all holders of Claims and Interests shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

10.4Plan Injunction.

(a)Except as otherwise provided in this Plan or in the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, to the maximum extent permitted under applicable law, all Persons who have held, hold, or may hold Claims or Interests are, with respect to any such Claim or Interest, permanently enjoined after the entry of the Confirmation Order from: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor or an

Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Parties mentioned in this subsection (i) or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Parties mentioned in this subsection (ii) or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan; and (v) commencing or continuing, in any manner or in any place, any action that does not comply, or is inconsistent, with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Parties who have held, hold, or may hold Claims against or Interests in a Debtor or an Estate from exercising their rights, or obtaining benefits, pursuant to, and consistent with, the terms of this Plan and the Plan Documents.

(b)All Persons, including all governmental, tax, and regulatory authorities, lenders, trade creditors, dealers, customers, employees, litigation claimants, and other creditors, holding Claims, Liens, Interests, charges, encumbrances, and other interests of any kind or nature whatsoever, including rights or Claims based on any successor or transferee liability, against or in a Debtor or the Trust Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, known or unknown), arising under or out of, in connection with, or in any way relating to the Debtors, the Trust Assets, the operation of the Trust Assets prior to the Effective Date, or the Trust Formation Transactions, are forever barred, estopped, and permanently enjoined from asserting against the Released Parties, their respective successors and assigns, their property or the Trust Assets, such Person’s Claims, Interests, Liens, charges, encumbrances, and other interests (including rights or Claims based on any successor or transferee liability), including, without limitation, by: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Released Party, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Released Party, or any direct or indirect transferee of any property of, or direct or indirect successor-in-interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing any encumbrance of any kind or asserting any Released Claims in any manner, directly or indirectly, against a Released Party or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan.

(c)By accepting Distributions pursuant to this Plan, each holder of an Allowed Claim or Allowed Interest shall be bound by this Plan, including the injunctions set forth in this Section.

10.5Releases.

(a)Releases by Debtors.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties before and during the Chapter 11 Cases to facilitate the liquidation of the Debtors and the implementation of the Trust Formation Transactions, and except as otherwise explicitly provided in the Plan or in the Confirmation Order, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released, to the maximum extent permitted by law, as such law may be extended subsequent to the Effective Date, by the Debtors and the Estates from any and all Claims, counterclaims, disputes, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, liabilities, attorneys’ fees and expenses whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors or their Estates (including any Causes of Action arising under chapter 5 of the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, their Estates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party (including the exercise of any common law or contractual rights of setoff or recoupment by any Released Party at any time on or prior to the Effective Date), the Trust Formation Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Plan, and related agreements, instruments, and other documents, and the negotiation, formulation, preparation or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission; provided, however, that the Debtors do not release, and the Insys Liquidation Trust shall retain, Claims or Causes of Action arising out of, or related to, any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence, or willful misconduct; provided, further, that the Debtors do not release, and the Insys Liquidation

Trust shall retain, Causes of Action against current or former employees of the Debtors related to any key employee retention plan (or any other retention or incentive plan) agreements entered into between the Debtors and certain of their employees prior to the Petition Date, or any Claims or Causes of Action arising out of chapter 5 of the Bankruptcy Code related to the key employee retention plan (or any other retention or incentive plan) agreements.  The Debtors, the Trusts, and any other newly-formed entities that shall be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by the releases set forth in this Section.  For the avoidance of doubt, Claims or Causes of Action arising out of, or related to, any act or omission of a Released Party prior to the Effective Date that is later found to be a criminal act or to constitute fraud, gross negligence, or willful misconduct, including findings after the Effective Date, are not released pursuant to this Section 10.5(a) of the Plan.

(b)Releases by Holders of Claims and Interests.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties before and during the Chapter 11 Cases to facilitate the liquidation of the Debtors and the implementation of the Trust Formation Transactions, and except as otherwise explicitly provided in the Plan or in the Confirmation Order, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released, to the maximum extent permitted by law, as such law may be extended subsequent to the Effective Date, except as otherwise explicitly provided herein, by (i) the holders of all Claims who vote to accept the Plan, (ii) the holders of all Claims that are Unimpaired under the Plan, (iii) the holders of all Claims whose vote to accept or reject the Plan is solicited but who (a) do not vote either to accept or to reject the Plan and (b) do not opt out of granting the releases set forth herein, (iv) the holders of all Claims or Interests who vote, or are deemed, to reject the Plan but do not opt out of granting the releases set forth herein, and (v) all other holders of Claims and Interests to the maximum extent permitted by law, in each case from any and all Claims, counterclaims, disputes, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, liabilities, attorneys’ fees and expenses whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors or their Estates (including any Causes of Action arising under chapter 5 of the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such holders or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons or parties claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (as such entities existed prior to or after the Petition Date), their Estates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or

Interest that is treated in the Plan, the business or contractual arrangements or interactions between any Debtor and any Released Party (including the exercise of any common law or contractual rights of setoff or recoupment by any Released Party at any time on or prior to the Effective Date), the Trust Formation Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Plan and related agreements, instruments, and other documents, and the negotiation, formulation, preparation or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of, or related to, any act or omission of a Released Party that constitutes fraud, gross negligence or willful misconduct.  For the avoidance of doubt, Claims or Causes of Action arising out of, or related to, any act or omission of a Released Party prior to the Effective Date that is later found to be a criminal act or to constitute fraud, gross negligence, or willful misconduct, including findings after the Effective Date, are not released pursuant to this Section 10.5(b) of the Plan.

10.6Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any Claim in connection with, or arising out of, the administration of the Chapter 11 Cases; the negotiation and pursuit of the Disclosure Statement (including any information provided, or statements made, in the Disclosure Statement or omitted therefrom), the Trust Formation Transactions, the Plan, and the solicitation of votes for, and confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan and the property to be distributed under the Plan; the wind-down of the Debtors; the issuance of securities under or in connection with the Plan; and the transactions in furtherance of any of the foregoing; other than Claims or Causes of Action arising out of, or related to, any act or omission of an Exculpated Party that is a criminal act or constitutes fraud, gross negligence, or willful misconduct. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.  For the avoidance of doubt, this Section 10.6 shall not exculpate or release any Exculpated Party with respect to any act or omission of such Exculpated Party prior to the Effective Date that is later found to be a criminal act or to constitute fraud, gross negligence, or willful misconduct, including findings after the Effective Date.

10.7Injunction Related to Releases and Exculpation.

Pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation of the Plan will not discharge the Debtors; provided, however, that upon confirmation of this Plan and the occurrence of the Effective Date, the holders of Claims and Interests may not seek payment or recourse against or otherwise be entitled to any distribution from the Estate or the Trusts except as expressly provided in the Plan.

To the maximum extent permitted under applicable law, the Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to this Plan, including, without limitation, the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in this Plan and the Claims, Interests, Liens, charges, and encumbrances.

10.8Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments thereof under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.9Preservation of Causes of Action and Reservation of Rights.

The Insys Liquidation Trust or Victims Restitution Trust, as applicable, shall have the right to prosecute any and all Causes of Action that have not been waived pursuant to this Plan or purchased by any of the purchasers of the Debtors’ Assets.  Pursuant to section 1123(b) of the Bankruptcy Code, except as expressly provided in Sections 10.4 through 10.7 of this Plan, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately before the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including but not limited to any actions specifically enumerated in the Schedule of Retained Causes of Action to be filed as part of the Plan Supplement.  Subject to Sections 10.4 through 10.7 of this Plan, all such Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses shall be transferred to the Insys Liquidation Trust or the Victims Restitution Trust, as applicable, which shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Liquidating Debtors’ legal and equitable rights with respect to any Claim or Interest may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10Ipso Facto and Similar Provisions Ineffective.

Any term of any policy, contract, or other obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Person based on any of the following: (i) the insolvency or financial condition of a Debtor; (ii) the commencement of the Chapter 11 Cases; (iii) the confirmation or consummation of this Plan, including any change of control that shall occur as a result of such consummation; or (iv) the Trust Formation Transactions.

10.11No Successor Liability.

Except as otherwise expressly provided in this Plan and the Confirmation Order, each of the Trusts (i) is not, and shall not be deemed to assume, agree to perform, pay, or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Person relating to or arising out of the operations or the assets of the Debtors on or prior to the Effective Date; (ii) is not, and shall not be, a successor to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of any Debtor prior to the Effective Date; and (iii) shall not have any successor or transferee liability of any kind or character.

ARTICLE XI	RETENTION OF JURISDICTION.

11.1Retention of Jurisdiction.

(a)The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(i)	to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;
(ii)	to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on, or commenced after, entry of the Confirmation Order;
(iii)

to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(iv)	to ensure that Distributions to holders of Allowed Claims are accomplished as provided in this Plan and the Confirmation Order;
(v)	to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;
(vi)	to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is, for any reason, stayed, reversed, revoked, modified, or vacated;
(vii)

to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(viii)

to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(ix)	to hear and determine all Professional Fee Claims;
(x)	to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;
(xi)

to hear and resolve disputes related to the Insurance Rights Transfer, the Insurance Rights, the Products Liability Insurance Rights Transfer, and the Products Liability Insurance Rights to the extent permitted under applicable law;

(xii)

to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing, or related to, any of the foregoing;

(xiii)

to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release, exculpation, or injunction provisions set forth in this Plan, or to maintain the integrity of this Plan following the occurrence of the Effective Date;

(xiv)	to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order;
(xv)	to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;
(xvi)

to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(xvii)	to recover all Assets of the Debtors and property of the Estates, wherever located;

(xviii)	to hear and determine all matters relating to the Plan Settlement, to the extent permitted under applicable law; and
(xix)	to enter a final decree closing each of the Chapter 11 Cases.

(b)The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan to, among other things, hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code).

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the forgoing matters, the reference to the “Bankruptcy Court” in this Article shall be deemed to be replaced by the “District Court.”  Notwithstanding anything in this Article to the contrary, the resolution of Non-PI General Unsecured Claims against the Debtors and the forum in which such resolution shall be determined shall be governed by, and in accordance with, the ILT Agreement, and the resolution of Personal Injury Claims against the Debtors and the forum in which such resolution shall be determined shall be governed by, and in accordance with, the VRT Agreement.  Nothing contained in this Section shall expand the exclusive jurisdiction of the Bankruptcy Court beyond that provided by applicable law.

ARTICLE XII	MISCELLANEOUS PROVISIONS.

12.1Exemption from Certain Transfer Taxes.

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets to and by the Insys Liquidation Trust and the Victims Restitution Trust) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment.

12.2Dates of Actions to Implement Plan.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

12.3Amendments.

(a)Plan Modifications.  This Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court; provided, however, that any such amendments, modifications, or supplements shall be made in accordance with the terms of the Plan Settlement, and shall not be made without the reasonable consent of the Creditors’ Committee.  In addition, after the Confirmation Date, as long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)Certain Technical Amendments.  Prior to the Effective Date, the Debtors, with the reasonable consent of the Creditors’ Committee, may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, however, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under this Plan.

12.4Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (i) this Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (iii) nothing contained in this Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person; (b) prejudice in any manner the rights of such Debtor or any other Person; or (c) constitute an admission of any sort by any Debtor or any other Person.

12.5Payment of Statutory Fees.

All fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid on or before the Effective Date by the Debtors.  Quarterly fees owed to the U.S. Trustee shall be paid when due in accordance with applicable law and the Debtors, the Liquidating Debtors, or the Liquidating Trustee, as applicable, shall continue to file reports to show the calculation of such fees for the Debtors’ Estates until the Chapter 11 Cases are closed under section 350 of the Bankruptcy Code.  Upon the formation of the Insys Liquidation Trust and the transfer of the ILT Assets from the Debtors to the Insys Liquidation Trust, the Liquidating Trustee shall pay all statutory quarterly fees to the U.S. Trustee with respect to each Debtor’s Estate until the earliest of such Debtor’s case closing, dismissal, or conversion to a case under chapter 7 of the Bankruptcy Code.

12.6Severability.

If, prior to entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with this Section, is valid and enforceable pursuant to its terms.

12.7Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof (other than section 5-1401 and section 5-1402 of the New York General Obligations Law).

12.8Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

12.9Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or permitted assign, if any, of each such Person.

12.10Entire Agreement.

On the Effective Date, this Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations concerning such documents, all of which have become merged and integrated into this Plan.

12.11Computing Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth in this Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to this Plan (including the Plan Supplement) are incorporated into and are part of this Plan as if set forth in full herein.

12.13Notices.

All notices, requests, and demands to or upon the Debtors or the Liquidating Debtors, as applicable, shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been  duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

INSYS THERAPEUTICS, INC.
410 S. Benson Lane

Chandler, Arizona 85286
Attn: Robert Schwimmer, Esq.

– and –

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Attn: Gary T. Holtzer, Esq., Ronit J. Berkovich, Esq., Candace M. Arthur, Esq., and Brenda L. Funk, Esq.
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for the Debtors

and Debtors in Possession

– and –

RICHARDS, LAYTON & FINGER, P.A.
920 N. King Street
Wilmington, Delaware 19801
Attn: John H. Knight (No. 3848) and Paul N. Heath (No. 3704)
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701

Attorneys for the Debtors

and Debtors in Possession

All notices, requests, and demands to or upon the Creditors’ Committee, shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been  duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attn: Arik Preis and Mitchell P. Hurley

Email: apreis@akingump.com

Email: mhurley@akingump.com

Attorneys for the Creditors’ Committee

– and –

Bayard, P.A.

600 N. King Street, Suite 400

Wilmington, Delaware 19801

Attn: Justin R. Alberto (No. 5126) and Erin R. Fay (No. 5268)

Email: jalberto@bayardlaw.com

Email: efay@bayardlaw.com

Attorneys for the Creditors’ Committee

After the occurrence of the Effective Date, the Liquidating Debtors and the Liquidating Trustee have authority to send a notice to entities providing that to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, however, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Debtors and the Liquidating Trustee are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to the U.S. Trustee and those entities that have filed such renewed requests.

12.14Dissolution of the Creditors’ Committee.

On the Effective Date, the Creditors’ Committee will dissolve; provided, however, that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) assisting the Trusts for a limited transitional period of time; (ii) applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Expense Claims; and (iii) any appeals of, or related to, the Confirmation Order or other appeal to which the Creditors’ Committee is a party.  Upon the dissolution of the Creditors’ Committee, the Creditors’ Committee and its respective Professionals will cease to have any duty, obligation, or role arising from, or related to, the Chapter 11 Cases and shall be released and discharged from all rights and duties from, or related to, the Chapter 11 Cases.

12.15Reservation of Rights.

Except as otherwise provided herein, this Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of this Plan, any statement or provisions of this Plan, or the taking of any action by the Debtors with respect to this

Plan shall be, or deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claim or Interests prior to the Effective Date.

Dated:  November [__], 2019

By: /DRAFT/
Name:
Title: Authorized Signatory

INSYS THERAPEUTICS, INC.

IC OPERATIONS, LLC

INSYS DEVELOPMENT COMPANY, INC.

INSYS MANUFACTURING, LLC

INSYS PHARMA, INC.

IPSC, LLC

IPT 355, LLC